Exhibit 4.4

                           FREQUENCY ELECTRONICS, INC.

                          EMPLOYEE STOCK OWNERSHIP PLAN

                                TABLE OF CONTENTS

ARTICLE 1..................................................................-2-
DEFINITIONS................................................................-2-
      1.1   ADMINISTRATOR..................................................-2-
      1.2   ADOPTING EMPLOYER..............................................-2-
      1.3   AFFILIATED EMPLOYER............................................-3-
      1.4   AGE............................................................-3-
      1.5   ANNIVERSARY DATE...............................................-3-
      1.6   ANNUITY STARTING DATE..........................................-3-
      1.7   BENEFICIARY....................................................-3-
      1.8   BREAK IN SERVICE...............................................-4-
      1.9   CODE...........................................................-4-
      1.10  CODE ss.3401 COMPENSATION......................................-4-
      1.11  CODE ss.415 COMPENSATION.......................................-4-
      1.12  COMPANY STOCK..................................................-5-
      1.13  COMPANY STOCK ACCOUNT..........................................-5-
      1.14  COMPENSATION...................................................-5-
      1.15  CURRENT OBLIGATIONS............................................-5-
      1.16  DISABILITY.....................................................-5-
      1.17  EARLY RETIREMENT AGE...........................................-5-
      1.18  ELIGIBLE PARTICIPANT...........................................-5-
      1.19  EMPLOYEE.......................................................-6-
      1.20  EMPLOYER.......................................................-6-
      1.21  EXEMPT LOAN....................................................-6-
      1.22  FIDUCIARY......................................................-6-
      1.23  FISCAL YEAR....................................................-6-
      1.24  FORFEITURE.....................................................-6-
      1.25  FORM W-2 COMPENSATION..........................................-7-
      1.26  HCE............................................................-7-
      1.27  HIGHLY COMPENSATED EMPLOYEE....................................-7-
      1.28  HOUR OF SERVICE................................................-7-
      1.29  KEY EMPLOYEE...................................................-8-
      1.30  LEASED EMPLOYEE................................................-8-
      1.31  LIMITATION YEAR................................................-9-
      1.32  MATERNITY OR PATERNITY LEAVE...................................-9-
      1.33  NHCE...........................................................-9-
      1.34  NON-HIGHLY COMPENSATED EMPLOYEE................................-9-
      1.35  NON-KEY EMPLOYEE...............................................-9-
      1.36  NORMAL RETIREMENT AGE..........................................-9-
      1.37  NORMAL RETIREMENT DATE.........................................-9-
      1.38  OTHER INVESTMENTS ACCOUNT......................................-9-
      1.39  PARTICIPANT....................................................-9-
      1.40  PARTICIPANT'S ACCOUNT..........................................-9-
      1.41  PERMISSIVE AGGREGATION GROUP...................................-9-
      1.42  PLAN..........................................................-10-
      1.43  PLAN YEAR.....................................................-10-
      1.44  POLICY........................................................-10-
      1.45  QUALIFIED ELECTION PERIOD.....................................-10-
      1.46  QUALIFIED PARTICIPANT.........................................-10-
      1.47  REQUIRED AGGREGATION GROUP....................................-10-
      1.48  REQUIRED BEGINNING DATE.......................................-10-
      1.49  ROLLOVER ACCOUNT..............................................-10-
      1.50  ROLLOVER CONTRIBUTION.........................................-10-
      1.51  SHAREHOLDER-EMPLOYEE..........................................-10-
      1.53  SPOUSE........................................................-10-
      1.55  TERMINATED PARTICIPANT........................................-11-
      1.56  TOP HEAVY.....................................................-11-
      1.57  TOP HEAVY MINIMUM ALLOCATION..................................-11-
      1.59  TRUSTEE.......................................................-12-
      1.60  TRUST FUND....................................................-12-
      1.61  UNALLOCATED COMPANY STOCK ACCOUNT.............................-12-
      1.62  VALUATION DATE................................................-12-
      1.63  VESTED AGGREGATE ACCOUNT......................................-12-
      1.64  VESTED, VESTED INTEREST and VESTING...........................-12-
      1.65  YEAR OF SERVICE...............................................-12-

ARTICLE 2.................................................................-15-
PLAN PARTICIPATION........................................................-15-
      2.1   ELIGIBILITY REQUIREMENTS......................................-15-
      2.2   ENTRY DATE....................................................-15-
      2.3   WAIVER OF PARTICIPATION.......................................-15-
      2.4   REEMPLOYMENT..................................................-16-
      2.6   INCLUSION OF INELIGIBLE EMPLOYEE..............................-16-

ARTICLE 3.................................................................-17-
CONTRIBUTIONS AND ALLOCATIONS.............................................-17-
      3.1   EMPLOYER CONTRIBUTIONS........................................-17-
      3.2   ALLOCATION OF EMPLOYER CONTRIBUTIONS..........................-18-
      3.3   COMPANY STOCK ACCOUNT.........................................-18-
      3.4   ALLOCATION OF EARNINGS AND LOSSES.............................-20-
      3.5   ALLOCATION OF FORFEITURES.....................................-21-
      3.6   TOP HEAVY MINIMUM ALLOCATION..................................-21-
      3.7   FAILSAFE ALLOCATION...........................................-21-
      3.8   ROLLOVERS.....................................................-22-

ARTICLE 4.................................................................-23-
PLAN BENEFITS.............................................................-23-
      4.1   BENEFIT UPON NORMAL OR EARLY RETIREMENT.......................-23-
      4.2   BENEFIT UPON LATE RETIREMENT..................................-23-
      4.3   BENEFIT UPON DEATH............................................-23-
      4.4   BENEFIT UPON DISABILITY.......................................-23-
      4.5   BENEFIT UPON TERMINATION......................................-23-
      4.6   DETERMINATION OF VESTED INTEREST..............................-23-

ARTICLE 5.................................................................-26-
DISTRIBUTION OF BENEFITS..................................................-26-
      5.1   BENEFIT UPON RETIREMENT.......................................-26-
      5.2   BENEFIT UPON DEATH............................................-26-
      5.3   DISABILITY BENEFITS...........................................-28-
      5.4   BENEFIT UPON TERMINATION......................................-28-
      5.5   CASH-OUT OF BENEFITS..........................................-29-
      5.6   RESTRICTIONS ON IMMEDIATE DISTRIBUTIONS.......................-30-
      5.7   RESTORATION OF FORFEITED ACCOUNT BALANCE......................-31-
      5.8   SPOUSAL CONSENT REQUIREMENTS..................................-32-
      5.9   APPLICATION OF CODE SECTION 40 1(a)(9)........................-32-
      5.10  STATUTORY COMMENCEMENT OF BENEFITS............................-32-
      5.11  DISTRIBUTION IN EVENT OF LEGAL INCAPACITY.....................-32-
      5.12  MISSING PARTICIPANTS..........................................-32-
      5.13  DIRECT ROLLOVERS..............................................-33-
      5.14  FORM OF DISTRIBUTION..........................................-34-
      5.15  CASH DIVIDENDS ON COMPANY STOCK...............................-35-
      5.16  RIGHT OF FIRST REFUSAL........................................-35-
      5.17  PUT OPTION....................................................-36-
      5.18  NON-TERMINABLE RIGHTS AND PROTECTIONS.........................-37-
      5.19  PRE-RETIREMENT DISTRIBUTIONS..................................-37-
      5.21  SPECIAL DISTRIBUTION RULE FOR S-CORPORATIONS..................-37-

ARTICLE 6.................................................................-39-
CODE SECTION 415 LIMITATIONS..............................................-39-
      6.1   MAXIMUM ANNUAL ADDITION.......................................-39-
      6.2   ADJUSTMENTS TO MAXIMUM ANNUAL ADDITION........................-39-
      6.3   MULTIPLE PLANS AND MULTIPLE EMPLOYERS.........................-40-
      6.4   ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS.....................-40-
      6.5   MULTIPLE PLAN REDUCTION.......................................-41-

ARTICLE 7.................................................................-43-
DUTIES OF THE TRUSTEE.....................................................-43-
      7.1   APPOINTMENT, RESIGNATION, REMOVAL AND SUCCESSION..............-43-
      7.2   INVESTMENT ALTERNATIVES OF THE TRUSTEE........................-43-
      7.3   VALUATION OF THE TRUST........................................-45-
      7.4   COMPENSATION AND EXPENSES.....................................-46-
      7.5   PAYMENTS FROM THE TRUST FUND..................................-46-

      7.6   PAYMENT OF TAXES..............................................-46-
      7.7   ACCOUNTS, RECORDS AND REPORTS.................................-46-
      7.8   EMPLOYMENT OF AGENTS AND COUNSEL..............................-46-
      7.9   DIVISION OF DUTIES AND INDEMNIFICATION........................-47-
      7.10  INVESTMENT MANAGER............................................-48-
      7.11  ASSIGNMENT AND ALIENATION OF BENEFITS.........................-48-
      7.12  EXCLUSIVE BENEFIT RULE........................................-48-
      7.13  PURCHASE OF INSURANCE.........................................-48-
      7.14  LOANS TO PARTICIPANTS.........................................-48-
      7.15  DIRECTED INVESTMENT ACCOUNTS..................................-48-
      7.16  VOTING COMPANY STOCK..........................................-50-
      7.17  APPLICATION OF CASH...........................................-50-
      7.18  RESTRICTIONS ON COMPANY STOCK TRANSACTIONS....................-51-
      7.19  EXEMPT LOANS..................................................-51-
      7.20  DIVERSIFICATION RIGHTS OF QUALIFIED PARTICIPANTS..............-51-

ARTICLE 8.................................................................-53-
DUTIES OF THE ADMINISTRATOR...............................................-53-
      8.1   APPOINTMENT, RESIGNATION, REMOVAL AND SUCCESSION..............-53-
      8.2   GENERAL POWERS AND DUTIES.....................................-53-
      8.3   APPOINTMENT OF ADMINISTRATIVE COMMITTEE.......................-53-
      8.4   FINALITY OF ADMINISTRATIVE DECISIONS..........................-53-
      8.5   MULTIPLE ADMINISTRATORS.......................................-53-
      8.6   COMPENSATION AND EXPENSES.....................................-53-
      8.7   APPOINTMENT OF AGENTS AND COUNSEL.............................-54-
      8.8   CORRECTING ADMINISTRATIVE ERRORS..............................-54-
      8.9   PROMULGATING NOTICES AND PROCEDURES...........................-54-
      8.10  CLAIMS PROCEDURES.............................................-54-
      8.11  QUALIFIED DOMESTIC RELATIONS ORDERS...........................-56-

ARTICLE 9.................................................................-58-
AMENDMENT, TERMINATION AND MERGER.........................................-58-
      9.2   TERMINATION OF PLAN BY SPONSOR................................-58-
      9.3   TERMINATION OF PARTICIPATION BY ADOPTING EMPLOYER.............-59-
      9.4   MERGER OR CONSOLIDATION.......................................-59-

ARTICLE 10................................................................-60-
MISCELLANEOUS PROVISIONS..................................................-60-
      10.1  NO CONTRACT OF EMPLOYMENT.....................................-60-
      10.2  TITLE TO ASSETS...............................................-60-
      10.3  QUALIFIED MILITARY SERVICE....................................-60-
      10.4  FIDUCIARIES AND BONDING.......................................-60-
      10.5  SEVERABILITY OF PROVISIONS....................................-60-
      10.6  GENDER AND NUMBER.............................................-60-
      10.8  LEGAL ACTION..................................................-60-
      10.9  QUALIFIED PLAN STATUS.........................................-60-
      10.10 MAILING OF NOTICES TO ADMINISTRATOR, EMPLOYER OR TRUSTEE......-61-
      10.11 NO DUPLICATION OF BENEFITS....................................-61-
      10.12 PARTICIPANT NOTICES AND WAIVERS OF NOTICES....................-61-
      10.13 EVIDENCE FURNISHED CONCLUSIVE.................................-61-
      10.14 RELEASE OF CLAIMS.............................................-61-
      10.15 MULTIPLE COPIES OF PLAN AND/OR TRUST..........................-61-
      10.16 LIMITATION OF LIABILITY AND INDEMNIFICATION...................-61-

                           FREQUENCY ELECTRONICS, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

           THIS AGREEMENT is made and entered into as of this 21st day of February, 2002, between FREQUENCY ELECTRONICS, INC. (hereafter referred to as the "Sponsor) and MARVIN MEIRS, MARKUS HECHLER and ROBERT KLOMP (hereafter referred to as the "Trustee").

                              W I T N E S S E T H:

           WHEREAS, the Sponsor originally established an employee stock ownership plan (hereafter called the Plan), effective January 1, 1965, that is designed to invest primarily in employer securities as provided in Code ss.4975(e)(7) in order to provide retirement and other incidental benefits to Employees who are eligible to participate in the plan;

           WHEREAS, the Sponsor believes that continued contributions to the Plan will help to strengthen the bonds of loyalty and mutual understanding that have existed between the Sponsor and its employees, thereby making possible the continued growth of its business; and

           WHEREAS, in accordance with the terms of the Plan, the Sponsor has the ability at any time, and from time to time, to amend the Plan;

           NOW, THEREFORE, effective January 1, 2001 (except for those sections of the Plan that have a different effective date), the Sponsor hereby amends and restates the Plan to comply with the requirements of the Employee Retirement Income Security Act of 1974, and with the requirements of the Internal Revenue Code of 1986, as amended by the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, and all applicable rulings and regulations issued thereunder, and the Trustee accepts the Plan under the following terms and conditions:

                                    ARTICLE 1
                                   DEFINITIONS

1.1 ADMINISTRATOR: The term Administrator means the Sponsor unless another Administrator is appointed by the Sponsor.

1.2 ADOPTING EMPLOYER: The term Adopting Employer means any entity which adopts this Plan with the consent of the Sponsor. An Employee's transfer to or from any Employer or Adopting Employer will not affect his or her Participant's Account balance, total Years of Service (or Periods of Service) and total Years of Service as a Participant (or Periods of Service as a Participant). All Adopting Employers will be subject to the following provisions:

      (a)   Multiple Employer Plan Provisions Under Code ss.413(c):
            Notwithstanding any other provision in the Plan to the contrary, unless the Plan is a collectively bargained plan described in Regulation ss.1.413-1(a), the following provisions will apply with respect to any Adopting Employer that is not an Affiliated Employer of the Sponsor:

            (1) Instances Of Separate Employer Testing: Employees of any such Adopting Employer will be treated separately for purposes of testing under the provisions of Code ss.401(a)(4), Code ss.401(k), Code ss.401(m) and, if the Sponsor and the Adopting Employer do not share Employees, Code ss.416. Furthermore, the terms of Code ss.410(b) will be applied separately on an employer-by-employer basis by the Sponsor (and the Adopting Employers which are part of the Affiliated Group which includes the Sponsor) and each Adopting Employer that is not an Affiliated Employer of the Sponsor, taking into account the generally applicable rules described in Code ss.401(a)(5), ss.414(b) and ss.414(c).

            (2) Instances Of Single Employer Testing: Employees of the Adopting Employer will be treated as part of a single employer plan for purposes of eligibility to participate under Article 2 and under the provisions of Code ss.410(a). Furthermore, the terms of Code ss.411 relating to Vesting will be applied as if all Employees of all such Adopting Employers and the Sponsor were employed by a single employer, except that the rules regarding Breaks in Service will be applied under such regulations as may be prescribed by the Secretary of Labor.

            (3) Common Trust: Contributions made by any such Adopting Employer will be held in a common Trust Fund with contributions made by the Sponsor, and all such contributions will be available to pay the benefits of any Participant who is an Employee of the Sponsor or any such Adopting Employer.

            (4) Common Disqualification Provision: The failure of either the Sponsor or any such Adopting Employer to satisfy the qualification requirements under the provisions of Code ss.401(a), as modified by Code ss.413(c), will result in the disqualification of the Plan for all such Employers maintaining the Plan.

      (b) Termination Of Adoption: An Adopting Employer may terminate participation in the Plan by delivering written notice to the Sponsor, the Administrator and the Trustee; but in accordance with
            Article 9, only the Sponsor can terminate the Plan. If a request for and approval of a transfer of assets from this Plan to any successor qualified retirement plan maintained by the Adopting Employer or its successor is not made in accordance with Section

            9.2, Participants who are no longer Employees because the Adopting Employer terminates its Plan participation will only be entitled to the commencement of their benefits (a) in the case of Participants who are no longer Employees of an Adopting Employer that is an Affiliated Employer of the Sponsor, in accordance with Article 5 after their death, retirement, Disability or Termination of Employment from the Adopting Employer or former Adopting Employer; and (b) in the case of Participants who are no longer Employees of an Adopting Employer that is not an Affiliated Employer of the Sponsor, within a reasonable time thereafter as if the Plan had been terminated under Section 9.2.

1.3 AFFILIATED EMPLOYER: The term Affiliated Employer means any of the following of which the Employer is a part: (1) a controlled group of corporations as defined in Code ss.414(b); (2) a trade or business (whether or not incorporated) under common control under Code ss.414(c);
      (3) any organization (whether or not incorporated) which is a member of an affiliated service group under Code ss.414(m); and (4) any other entity required to be aggregated under Code ss.414(o).

1.4   AGE: The term Age means actual attained age.

1.5   ANNIVERSARY DATE: The term Anniversary Date means December 31st.

1.6 ANNUITY STARTING DATE: The term Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable as an annuity, the first day all events have occurred which entitle the Participant to such benefit. The first day of the first period for which a benefit is to be received by reason of Disability will be treated as the Annuity Starting Date only if such benefit is not an auxiliary benefit.

1.7 BENEFICIARY: The term Beneficiary means the recipient designated by the Participant to receive the Plan benefits payable upon the death of the Participant, or the recipient designated by a Beneficiary to receive any benefits which may be payable in the event of the Beneficiary's death prior to receiving the entire death benefit to which the Beneficiary is entitled. All such Beneficiary designations will be made in accordance with the following provisions:

      (a) Beneficiary Designations By A Participant: Subject to Section 5.8 regarding the rights of a Participant's Spouse, each Participant may designate a Beneficiary on a form supplied by the Administrator, and may change or revoke that designation by filing written notice with the Administrator. If a Participant completes or has completed a Beneficiary designation form in which the Participant designates his or her Spouse as the Beneficiary, and the Participant and the Participant's Spouse are legally divorced subsequent to the date of such designation, then the designation of such Spouse as a Beneficiary hereunder will be deemed null and void unless the Participant, subsequent to the legal divorce, reaffirms the designation by completing a new Beneficiary designation form. In the absence of a written Beneficiary designation form, the Participant will be deemed to have designated the following Beneficiaries in the following order: (1) the Participant's Spouse, if then living; (2) the Participant's issue, per stirpes; and (3) the Participant's estate.

      (b) Beneficiary Designations By A Beneficiary: In the absence of a Beneficiary designation or other directive from the deceased Participant to the contrary, any Beneficiary may name his or her own Beneficiary in accordance with Section 5.2(e) to receive any benefits which may be payable in the event of the Beneficiary's death prior to the receipt of all the Participant's death benefits to which the Beneficiary was entitled.

      (c)   Beneficiaries Considered Contingent Until Death Of Participant:
            Notwithstanding any provision in this Section, any Beneficiary named hereunder will be considered a contingent Beneficiary until the death of the Participant (or Beneficiary, as the case may be), and until such time will have no rights granted to Beneficiaries under the Plan.

1.8 BREAK IN SERVICE: The term Break in Service means a Plan Year during which an Employee does not complete more than 500 Hours of Service for reasons other than an authorized leave of absence, which is any period in which an Employee ceases active employment because of illness, military service, or any other reason approved by the Employer. If a Plan Year is less than 12 months, the 500 Hours of Service requirement will be proportionately reduced.

1.9 CODE: The term Code means the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder by the Internal Revenue Service.

1.10 CODE ss.3401 COMPENSATION: The term Code ss.3401 Compensation means wages within the meaning of Code ss.3401(a) that are actually paid or made available in gross income for the purposes of income tax withholding at the source but determined without regard to any rules under that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code ss.3401(a)(2).

1.11 CODE ss.415 COMPENSATION: The term Code ss.415 Compensation means Earned Income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered by an Employee in the course of employment with the Employer maintaining the Plan, including, but not limited to, commissions paid to salespersons, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a non-accountable plan as described in regulation ss.1.62-2(c). Code ss.415 Compensation will be determined subject to the following provisions:

      (a) Amounts Excluded From Code ss.415 Compensation: Code ss.415 Compensation does not include (1) Employer contributions to a plan of deferred compensation which are not includible in gross income for the taxable year in which contributed, or Employer contributions to a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation; (2) amounts realized from a non-qualified stock option, or when restricted stock or property held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code ss.403(b) (whether or not the amounts are excludible from an Employee's gross income).

      (b) Treatment Of Elective Deferrals And Certain Other Amounts: For Limitation Years beginning on or after January 1, 1998, Code ss.415 Compensation will include any elective deferrals as defined in Code ss.402(g)(3), and any amounts contributed or deferred at the election of the Employee which were not includible in gross income by reason of Code ss.125 or ss.457. Code ss.415 Compensation will also include elective amounts that are not includible in the gross income of the Employee by reason of Code ss.132(f)(4) for Limitation Years beginning on or after January 1, 2001 (or if elected by the Administrator on a non-discriminatory basis, any earlier Limitation Year beginning on or after January 1, 1998).

1.12 COMPANY STOCK: The term Company Stock means common stock issued by the Employer which is voting common stock (or preferred stock convertible into voting common stock) and which qualifies under Code ss.409(l) as an Employer security.

1.13 COMPANY STOCK ACCOUNT: The term Company Stock Account means the account to which is credited a Participant's share of Company Stock contributed to or acquired by the Plan.

1.14 COMPENSATION: The term Compensation means wages within the meaning of Code ss.3401(a) and all other payments of compensation that are actually paid or made available in gross income during the Plan Year to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement (Form W-2) under Code ss.6041(d), ss.6051(a)(3) and ss.6052. Compensation must be determined without regard to any rules under Code ss.3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code ss.3401(a)(2). Compensation will also include amounts not currently includible in gross income by reason of Code ss.125, ss.402(e)(3), ss.402(h), or ss.403(b). However, Compensation used to determine Plan benefits will not include a Participant's Compensation in excess of $48,000.

1.15 CURRENT OBLIGATIONS: The term Current Obligations means obligations of the Trust Find arising from the extension of credit to the Trust Fund and which are payable in cash within one year from the date an Employer contribution is made to the Plan.

1.16 DISABILITY: The term Disability means a physical or mental condition arising after an Employee has become a Participant which totally and permanently prevents the Participant from performing his or her specified duties for the Employer. The determination as to whether a Participant has suffered a Disability will be made by a physician appointed by the Administrator. If a difference of opinion arises between the Participant and the Administrator as to whether the Participant has suffered a Disability, it will be settled by a majority decision of three physicians, one to be appointed by the Administrator, one to be appointed by the Participant, and the third to be appointed by the two physicians first appointed herein. However, notwithstanding the foregoing, the term Disability will not include any disability arising from (1) chronic or excessive use of intoxicants or other substances; (2) intentionally self-inflicted injury or sickness; (3) an unlawful act or enterprise by the Participant; or (4) military service where the Participant is eligible to receive a government sponsored military disability pension.

1.17 EARLY RETIREMENT AGE: The term Early Retirement Age means the first day of any month coinciding with or following the date a Participant reaches Age 55 and completes 5 Years of Service.

1.18 ELIGIBLE PARTICIPANT: The term Eligible Participant means a Participant eligible to receive an allocation of Employer contributions allocable for a Plan Year. Any Participant who is an Employee on the last day of the Plan Year will be an Eligible Participant if he or she also completes at least 1,000 Hours of Service during the Plan Year. Any Participant who terminates employment with the Employer before the last day of the Plan Year will only be an Eligible Participant for that Plan Year in accordance with the following provisions:

      (a) Retiring Participants: A Participant who terminates employment before the last day of the Plan Year because of retirement after Normal or Early Retirement Age will be an Eligible Participant if he or she completes at least 1,000 Hours of Service during that Plan Year.

      (b) Deceased Participants: A Participant who terminates employment before the last day of the Plan Year because of death will be an Eligible Participant if he or she completes at least 1,000 Hours of Service during that Plan Year.

      (c) Disabled Participants: A Participant who terminates employment before the last day of the Plan Year because of Disability will be an Eligible Participant if he or she completes at least 1,000 Hours of Service during that Plan Year.

      (d) Terminated Participants: A Participant who terminates before the last day of the Plan Year for reasons other than retirement, death or Disability will be an Eligible Participant if he or she completes at least 1,000 Hours of Service during that Plan Year.

1.19 EMPLOYEE: The term Employee means (1) any person reported on the payroll records of the Employer as an employee who is deemed by the Employer to be a common law employee; (2) except for purposes of determining eligibility to participate in this Plan, any person reported on the payroll records of an Affiliated Employer of the Sponsor or an Adopting Employer as an employee who is deemed by the Affiliated Employer to be a common law employee, even if the Affiliated Employer is not an Adopting Employer; (3) any Self-Employed Individual who derives Earned Income from the Employer;
      (4) any Owner-Employee; and (5) any person who is considered a Leased Employee but who (i) is not covered by a plan described in Code ss.414(n)(5), or (ii) is covered by a plan described in Code ss.414(n)(5) but Leased Employees constitute more than 20% of the Employer's non-highly compensated workforce. The term Employee will not include any individual who is not reported on the payroll records of the Employer or an Affiliated Employer as a common law employee. If such person is later determined by the Sponsor or by a court or governmental agency to be an Employee or to have been an Employee, he or she will only be eligible for Plan participation prospectively and may participate in the Plan as of the next entry date in Section 2.2 following such determination and after the satisfaction of all other eligibility requirements.

1.20 EMPLOYER: The term Employer means the Sponsor, any Adopting Employer, and any direct predecessor business entity of the Sponsor or an Adopting Employer which was or would have been considered an Affiliated Employer of the Sponsor or an Adopting Employer. Where applicable, such as determining Hours of Service and Years of Service, the term Employer or Adopting Employer will also mean any business entity that was an Adopting Employer. As to any Employee, the term Employer at the time of reference means the employer of such Employee.

1.21 EXEMPT LOAN: The term Exempt Loan means a loan made to the Plan by a disqualified person or that is guaranteed by a disqualified person and which satisfies the requirements of income tax regulation ss.54.4975-7(b) and Department of Labor regulation ss.2550.408b-3.

1.22 FIDUCIARY: The term Fiduciary means any individual or entity which exercises any discretionary authority or control over the management of the Plan or over the disposition of the assets of the Plan; renders investment advice for a fee or other compensation (direct or indirect); has any discretionary authority or responsibility over Plan administration; or acts to carry out a fiduciary responsibility, when designated by a named Fiduciary pursuant to authority granted by the Plan; subject, however, to any exception granted directly or indirectly by the provisions of ERISA or any applicable regulations. The Employer is the "named Fiduciary" for purposes of ERISA ss.402(a)(2).

1.23 FISCAL YEAR: The term Fiscal Year means the Employer's accounting year beginning May 1st and ending April 30th.

1.24 FORFEITURE: The term Forfeiture means the amount by which a Participant's Account balance exceeds his or her Vested Interest upon the earlier to occur of (1) the date the Participant receives a distribution of his or her Vested Interest pursuant to Sections 5.4, 5.5, or 5.6; or (2) the date the Participant incurs 5 consecutive Breaks in Service after Termination of Employment. No Forfeitures will occur solely as a result of the withdrawal of a Participant's own contributions to the Plan, or a Participant's transfer to an Affiliated Employer or Adopting Employer. All Forfeitures will be allocated to the Forfeiture Account pending allocation pursuant to Section 3.5.

1.25 FORM W-2 COMPENSATION: The term Form W-2 Compensation means wages within the meaning of Code ss.3401(a) and all other payments of compensation actually paid or made available in gross income to an Employee by the Employer in the course of the Employer's trade or business for which the Employer is required to furnish the Employee a Form W-2 under Code ss.6041(d), ss.6051(a)(3) and ss.6052. Compensation must be determined without regard to any rules under Code ss.3401(a) limiting remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in Code ss.3401(a)(2).

1.26  HCE: The term HCE means a Highly Compensated Employee.

1.27 HIGHLY COMPENSATED EMPLOYEE: The term Highly Compensated Employee means, for Plan Years beginning after December 31, 1996, any Employee who during the Plan Year or during the look-back year was a 5% owner as defined in Code ss.416(i)(1), or who for the look-back year had Code ss.415 Compensation in excess of $80,000 as adjusted in accordance with Code ss.415(d) (except that the base year will be the calendar quarter ending September 30, 1996). In determining who is a highly compensated former Employee, the rules for determining which Employees are Highly Compensated Employees for the Plan Year or look-back year for which the determination is being made (in accordance with temporary regulation ss.1.414(q)-1T, A-4 and Notice 97-45) will be applied. In determining if an Employee is a Highly Compensated Employee for Plan Years beginning in 1997, the amendments to Code ss.414(q) are deemed to have been in effect for Plan Years beginning in 1996. If the Employer maintains more than one qualified retirement plan, the terms of this Section will be applied in a consistent manner in all such plans.

      (a) Determination Of Look Back Year: The look-back year will be the 12 month period immediately preceding the Plan Year for which the determination is being made, except that in determining if an Employee is a Highly Compensated Employee based on his or her Code ss.415 Compensation, the Administrator may elect for any Plan Year that the look-back year will be the calendar year beginning with or within the look-back year.

      (b) Top Paid Group Election: In determining if an Employee is a Highly Compensated Employee based on Code ss.415 Compensation, the top paid group election set forth in Code ss.414(q)(3) is not being applied by the Plan.

1.28 HOUR OF SERVICE: The term Hour of Service means, and the number of an Employees's Hour of Service will be determined in accordance with, the following provisions:

      (a) Determination Of Hours: The term Hour of Service means (1) each hour an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliated Employer, which will be credited to the Employee for the computation period in which the duties are performed; (2) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, except that no more than 501 hours will be credited under this clause (2) for any single continuous period (whether or not such period occurs in a single computation period); and (3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, except that the same hours will not be credited both under clause
            (1) or clause (2) and under this clause (3), and these hours will be credited for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. Hours of Service will be calculated and credited pursuant to DOL regulation 2530.200b-2(b) and (c), which are incorporated herein by reference.

      (b) Maternity/Paternity Leave: In determining if a Break in Service for participation and vesting has occurred, an individual on Maternity or Paternity Leave will receive credit for up to 501 hours which would otherwise have been credited but for such absence, or in any case in which such hours cannot be determined, 8 hours per day of such absence. Hours credited for Maternity of Paternity Leave will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period.

      (c) Use Of Equivalencies: Notwithstanding paragraph (a), the Administrator may elect for all Employees or for one or more different classifications of Employees (provided such classifications are reasonable and are consistently applied) to apply one or more of the following equivalency methods in determining the Hours of Service of an Employee paid on an hourly or salaried basis. Under such equivalency methods, an Employee will be credited with either (1) 190 Hours of Service for each month in which he or she is paid or entitled to payment for at least one Hour of Service; or (2) 95 Hours of Service for each semi-monthly period in which he or she is paid or entitled to payment for at least one Hour of Service; or (3) 45 Hours of Service for each week in which he or she is paid or entitled to payment for at least one Hour of Service; or (4) 10 Hours of Service for each day in which he or she is paid or entitled to payment for at least one Hour of Service.

1.29 KEY EMPLOYEE: The term Key Employee means any Employee, Former Employee, deceased Employee, or Beneficiary who at any time during the Plan Year containing the Determination Date for the Plan Year in question or any of the prior 4 Plan Years was one of the following:

      (a) Officers: An officer of the Employer whose Code ss.415 Compensation exceeds 50% of the amount in effect under Code ss.415(b)(1)(A), except that no more than fifty Employees (or, if lesser, the greater of three or 10% of the Employees) will be treated as officers.

      (b) Owners: An owner (or was considered an owner under Code ss.318) of one of the ten largest interests in the Employer whose Code ss.415 Compensation exceeds 100% of the dollar limitation in effect under Code ss.415(c)(1)(A), but if two Employees own the same interest in the Employer, the Employee with the greater annual Code ss.415 Compensation will be treated as owning a larger interest; or a 5% owner of the Employer as defined in Code ss.416(i)(1)(B)(i); or a 1% owner of the Employer as defined in Code ss.416(i)(1)(B)(ii) whose annual Code ss.415 Compensation is more than $150,000.

1.30 LEASED EMPLOYEE: The term Leased Employee means, for Plan Years beginning on or after January 1, 1997, any person within the meaning of Code ss.414(n)(2) and ss.414(o) who is not reported on the payroll records of the Employer as a common law employee and who provides services to the Employer if (a) the services are provided under an agreement between the Employer and a leasing organization; (b) the person has performed services for the Employer or for the Employer and related persons as determined under Code ss.ss.414(n)(6) on a substantially full time basis for a period of at least one year; and (c) the services are performed under the primary direction and control of the Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer will be treated as provided by the Employer. A Leased Employee will not be considered an Employee of the recipient if such Employee is covered by a money purchase plan providing
      (a) a non-integrated Employer contribution rate of at least 10% of

      Code ss.415 Compensation, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under a cafeteria plan covered by Code ss.125, a cash or deferred plan under Code ss.401(k), a SEP under Code ss.408(k) or a tax-deferred annuity under Code ss.403(b); (b) immediate participation; and (c) full and immediate vesting. This exclusion is only available if Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

1.31  LIMITATION YEAR: The term Limitation Year means the Plan Year.

1.32 MATERNITY OR PATERNITY LEAVE: The term Maternity or Paternity Leave means that an Employee is absent from work because of the Employee's pregnancy; the birth of the Employee's child; the placement of a child with the Employee in connection with the adoption of such child by the Employee; or the need to care for such child for a period beginning immediately following the child's birth or placement as set forth above.

1.33  NHCE: The term NHCE means a Non-Highly Compensated Employee.

1.34 NON-HIGHLY COMPENSATED EMPLOYEE: The term Non-Highly Compensated Employee means any Employee who is not a Highly Compensated Employee.

1.35 NON-KEY EMPLOYEE: The term Non-Key Employee means any Employee who is not a Key Employee, including former Key Employees.

1.36 NORMAL RETIREMENT AGE: The term Normal Retirement Age means the date a Participant reaches Age 65. There is no mandatory retirement age.

1.37 NORMAL RETIREMENT DATE: The term Normal Retirement Date means the first day of the month coinciding with or next following Normal Retirement Age.

1.38 OTHER INVESTMENTS ACCOUNT: The term Other Investments Account means the account to which is credited a Participant's share of Plan assets other than Company Stock, including Forfeitures which are not used to pay administrative expenses or to reduce Employer contributions, earnings and losses, and the proceeds of any Policies, if any, purchased on the Participant's life under Section 7.13. Payments to purchase Company Stock will be debited from this account.

1.39 PARTICIPANT: The term Participant means any Employee who has met the eligibility and participation requirements of the Plan. However, an individual who is no longer an Employee will not be deemed a Participant if his or her entire Plan benefit (1) is fully guaranteed by an insurance company and is legally enforceable at the sole choice of such individual against such insurance company, provided that a contract, Policy, or certificate describing the benefits to which such individual is entitled under the Plan has been issued to such individual; or (2) is paid in a lump sum distribution which represents such individual's entire interest in the Plan; or (3) is paid in some other form of distribution and the final payment thereunder has been made.

1.40 PARTICIPANT'S ACCOUNT: The term Participant's Account means the aggregate balance in a Participant's Company Stock Account and Other Investments Account.

1.41 PERMISSIVE AGGREGATION GROUP: The term Permissive Aggregation Group means a Required Aggregation Group plus any Employer plan(s) which when considered as a group with the Required Aggregation Group would continue to satisfy Code ss.401(a)(4) and ss.410.

1.42 PLAN: The term Plan means this profit sharing plan and trust agreement, which is named the Frequency Electronics, Inc. Employee Stock Ownership Plan.

1.43 PLAN YEAR: The term Plan Year means the Plan's accounting year beginning January 1st and ending December 31st.

1.44 POLICY: The term Policy means a life insurance policy or annuity contract purchased pursuant to the provisions of Section 7.13 of the Plan.

1.45 QUALIFIED ELECTION PERIOD: The term Qualified Election Period means the five Plan Year period beginning with the later of the Plan Year after the Plan Year the Participant attains Age 55, or the Plan Year after the Plan Year the Participant first becomes a Qualified Participant.

1.46 QUALIFIED PARTICIPANT: The term Qualified Participant means a Participant who has attained Age 55 and who has completed at least 10 Years of Plan Participation.

1.47 REQUIRED AGGREGATION GROUP: The term Required Aggregation Group means (1) each qualified deferred compensation Plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated); and
      (2) any other qualified deferred compensation plan of the Employer which enables a plan described in (1) to satisfy Code ss.401(a)(4) or ss.410.

1.48  REQUIRED BEGINNING DATE: The term Required Beginning Date means

1.49 ROLLOVER ACCOUNT: The term Rollover Account means the account to which a Participant's Rollover Contributions, if any, are allocated. A Participant will at all times have a 100% Vested Interest in all amounts credited to his or her Rollover Account.

1.50 ROLLOVER CONTRIBUTION: The term Rollover Contribution means an amount transferred to this Plan (a) in a trustee to trustee transfer from another qualified plan; (b) from another qualified plan as a distribution eligible for tax free rollover treatment and which is transferred by the Participant to this Plan within 60 days following his receipt thereof; (c) from a conduit individual retirement account if the only assets therein were previously distributed to the Participant by another qualified plan as a distribution eligible for a tax free rollover within 60 days of receipt thereof and earnings on said assets; or (d) from a conduit individual retirement account meeting the requirements of (a) above and transferred to this Plan within 60 days of receipt thereof. The Plan will not accept a Rollover Contribution under clause (a) which is subject at the time of transfer to the Qualified Joint and Survivor Annuity requirements of Code ss.401(a)(11).

1.51 SHAREHOLDER-EMPLOYEE: The term Shareholder-Employee means, in the case of an Employer or Affiliated Employer which is an electing small business corporation, an individual who is an employee or officer of such electing small business corporation and owns, or is considered as owning within the meaning of Code ss.318(a)(1), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

1.52 SPONSOR: The term Sponsor means Frequency Electronics, Inc. (and any successor thereto that elects to assume sponsorship of this Plan).

1.53 SPOUSE: The term Spouse means the person to whom a Participant is legally married.

1.54 TERMINATION OF EMPLOYMENT: The term Termination of Employment means that a Participant has ceased to be an Employee for reasons other than retirement, death, or Disability.

1.55 TERMINATED PARTICIPANT: The term Terminated Participant means a Participant who has ceased to be an Employee for reasons other than retirement, death or Disability.

1.56 TOP HEAVY: The term Top Heavy means for any Plan Year beginning after December 31, 1983 (a) that the Top Heavy Ratio exceeds 60% and the Plan is not part of a Required Aggregation Group or Permissive Aggregation Group; or (b) that the Plan is a part of a Required Aggregation Group but not a Permissive Aggregation Group and the Top Heavy Ratio for the group exceeds 60%; or (c) that the Plan is a part of a Required Aggregation Group and a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.57 TOP HEAVY MINIMUM ALLOCATION: The term Top Heavy Minimum Allocation means an amount of Employer contributions and Forfeitures equal to 3% of an Employee's Code ss.415 Compensation (or such higher or lesser percentage as may otherwise be indicated in Section 3.6).

1.58 TOP HEAVY RATIO: In determining if this Plan is Top Heavy or Super Top Heavy, the Top Heavy Ratio will be determined in accordance with the following provisions:

      (a) Rule 1: If the Employer maintains one or more defined contribution plans (including SEPs) and has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date had accrued benefits, the Top Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the 5-year period ending on the Determination Date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date) determined under Code ss.416 and the regulation thereunder. Both the numerator and the denominator of the Top Heavy Ratio will be increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account under Code ss.416 and the regulations thereunder.

      (b) Rule 2: If the Employer maintains one or more defined contribution plans (including SEPs) and maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plans for all Key Employees determined in accordance with paragraph (a) above, and the present value of accrued benefits under the aggregated defined benefit plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all Participants, determined in accordance with paragraph (a), and the present value of accrued benefits under the aggregated defined benefit plans for all Participants as of the Determination Date, all determined under Code ss.416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution made in the 5-year period ending on the Determination Date.

      (c) Rule 3: For purposes of paragraphs (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code ss.416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits will be disregarded for a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date. The calculation of the Top Heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code ss.416 and the regulations thereunder. When aggregating plans, the value of the account balances and accrued benefits will be calculated with reference to the Determination Date that falls within the same calendar year. The accrued benefit of a Participant other than a Key Employee will be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) effective as of the first Plan Year beginning after December 31, 1986, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code ss.411(b)(1)(C). Deductible employee contributions will not be taken into account in determining the Top Heavy Ratio.

      (d) Definition Of Determination Date: In determining the Top Heavy Ratio, the term Determination Date means the last day of the preceding Plan Year except for the first Plan Year when the Determination Date means the last day of such first Plan Year.

1.59 TRUSTEE: The term Trustee means the persons or entity named as trustee or trustees in this Plan and any successor to such Trustee or Trustees.

1.60  TRUST FUND: The term Trust Fund or Trust means the assets of the Plan.

1.61 UNALLOCATED COMPANY STOCK ACCOUNT: The term Unallocated Company Stock Account means an account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been allocated to the Participants' Company Stock Accounts. For each Plan Year during the duration of an Exempt Loan, the number of shares of Company Stock released from the Company Stock Account will equal the number of shares held therein immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years.

1.62 VALUATION DATE: Except as otherwise provided in paragraph (c) of the definition of Top Heavy Ratio, the term Valuation Date means the date on which the Trustee determines the value of the Trust Fund. The Trust Fund must be valued at least annually as of the last day of the Plan Year, but the Administrator can elect to have all or any portion of the assets of the Trust Fund valued more frequently, including, but not limited to, semi-annually, quarterly, monthly, or daily.

1.63 VESTED AGGREGATE ACCOUNT: The term Vested Aggregate Account means the aggregate amount in a Participant's Account, Rollover Account, Voluntary Employee Contribution Account, and any other accounts as the Administrator may determine necessary from time to time, in which the Participant has a Vested Interest.

1.64 VESTED, VESTED INTEREST and VESTING: The term Vested, Vested Interest and Vesting mean a Participant's nonforfeitable percentage in any account maintained on his or her behalf under the terms of the Plan. A Participant's Vested Interest in his or her Participant's Account will be determined in accordance with Section 4.6 of the Plan.

1.65 YEAR OF SERVICE: The term Year of Service means a 12-consecutive month computation period during which an Employee (or Participant) completes a specified number of Hours of Service for either the Employer or an Affiliated Employer (or any business entity which was an Adopting Employer), determined in accordance with the following provisions:

      (a) Definition Of Employment Commencement Date: As used in this Section, the term Employment Commencement Date means the first day on which an Employee performs an Hour of Service for the Employer or an Affiliated Employer; and the term Re-employment Commencement Date means the first day following a Break in Service on which an Employee performs an Hour of Service for the Employer or an Affiliated Employer.

      (b) Year Of Service For Eligibility: In any Plan Year in which the eligibility requirements as determined under Section 2.1 are based on Years of Service, (1) a Year of Service is a 12-consecutive month period during which an Employee is credited with at least 1,000 Hours of Service; and (2) an Employee's initial eligibility computation period will begin on his or her Employment Commencement Date. The second eligibility computation period will begin on the first day of the Plan Year which begins prior to the first anniversary of the Employee's Employment Commencement Date regardless of whether the Employee is credited with at least 1,000 Hours of Service during the initial computation period. If the Employee is credited with 1,000 Hours of Service in both the initial eligibility computation period and in the second eligibility computation period, the Employee will be credited with two Years of Service for eligibility purposes. If a Plan Year is less than 12 consecutive months and the Hours of Service requirement set forth herein is greater than one, such requirement will be proportionately reduced.

      (c) Year Of Service For Vesting: In any Plan Year in which a Participant's Vested Interest as determined under Section 4.6 is based on Years of Service, (1) a Year of Service is a 12-consecutive month period during which an Employee is credited with at least at least 1,000 Hours of Service; and (2) the Vesting computation period will be the Plan Year. If a Plan Year is less than 12 consecutive months and the Hours of Service requirement set forth herein is greater than one, such requirement will be proportionately reduced.

      (d) Prior Service Credit: An Employee will not receive credit for Years of Service with any other entity for any purpose under the terms of this Plan except as otherwise set forth herein with respect to an Affiliated Employer or an Adopting Employer.

      (e) Reemployment Before A Break In Service: If an Employee terminates employment but is re-employed by the Employer before incurring a Break in Service, his or her Years of Service and his or her employment will not be deemed to have been interrupted during such Plan Year and, if he or she was a Participant in the Plan (or otherwise satisfied the requirements for participation specified in
            Section 2.1), he or she will remain (or become) a Participant immediately upon his or her re-employment by the Employer. If an Employee was not a Participant in the Plan but otherwise satisfied the requirements for participation specified in the Plan, he or she will become a Participant on the later of the date the Employee would have entered the Plan had he or she not terminated employment with the Employer, or upon the Employee's reemployment date.

      (f) Reemployment After A Break In Service: If an Employee terminates employment and is subsequently re-employed by the Employer or an Affiliated Employer after incurring a Break in Service, Years of Service that were completed prior to the Break in Service will be counted retroactively only after such Employee has completed a Year of Service from his or her Reemployment Commencement Date, subject to the following:

            (1) Determination Of Periods Of Service For Eligibility: For eligibility purposes if such Employee did not have a Vested Interest in his or her Participant's Account before the Break in Service and the number of the Employee's consecutive Breaks in Service equals or exceeds the greater of five or the aggregate number of Years of Service, Years of Service that were completed prior to the Break in Service will not be counted. The aggregate number of Years of Service will not include any Years of Service previously disregarded hereunder by reason of prior Breaks in Service. If such former Employee's Years of Service are disregarded under this paragraph, he or she will be treated as a new Employee for eligibility purposes.

            (2)   Determination Of Years Of Service For Purposes Other Than
                  Eligibility: For all purposes other than eligibility, if the Employee has incurred 5 consecutive Breaks in Service, Years of Service completed prior to such 5 consecutive Breaks in Service will not be counted if the Employee did not have a Vested Interest in his or her Participant's Account and the number of consecutive Breaks in Service equals or exceeds the aggregate number of Years of Service before such period.

            (3) Entry Or Reentry Into The Plan: Regardless of whether or not such Employee was a Plan Participant before incurring the Break in Service, he or she will be eligible to enter the Plan as a Participant upon satisfaction of the eligibility requirements set forth in Article 2 as though he or she was a new Employee upon the Employee's Re-employment Commencement Date, or if earlier upon satisfaction of the eligibility requirements set forth in Article 2 and the completion of an additional Year of Service after the Employee's Re-employment Commencement Date, at which time the Employee's participation in the Plan will be deemed to have been reinstated as of his or her Re-employment Commencement Date (provided the Employee is re-employed by the Employer).

            (4) Re-Entry For Purposes Of Making Deferrals: Notwithstanding subparagraph (3) to the contrary, such Employee, solely for the purpose of making Elective Deferrals, will re-enter the Plan immediately upon re-employment by the Employer.

      (g) Employees Under 2-Year Full And Immediate Vesting: If this Plan at any time (1) provides in Section 2.1 that an Employee must complete 2 Years of Service for eligibility purposes, and (2) provides in
            Section 4.6 that an Employee will have a 100% Vested Interest in his or her Participant's Account upon becoming a Participant, then the Years of Service of an Employee who incurs a Break in Service before satisfying such 2 Years of Service eligibility requirement will not be counted for eligibility purposes.

                                    ARTICLE 2
                               PLAN PARTICIPATION

2.1 ELIGIBILITY REQUIREMENTS: Any Employee who is not in an ineligible class of Employees will be eligible to become a Participant in the Plan in accordance with the following provisions:

      (a) Service Requirement: Anyone who is a Participant on January 1, 2001 will continue to participate. Any other Employee who is not a member of an ineligible class of Employees will be eligible to enter the Plan as a Participant upon completing 1 Year of Service.

      (b) Ineligible Classes Of Employees: All Employees are eligible to participate in the Plan except for the following ineligible classes of Employees: (1) Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives and the Employer in which retirement benefits were the subject of good faith bargaining, unless such collective bargaining agreement expressly provides for the inclusion of such Employees as Participants in the Plan; and (2) Employees who are non-resident aliens who do not receive any earned income from the Employer which constitutes income from sources within the United States.

      (c) Participation By Ineligible Employees: If an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee will participate in the Plan immediately if he or she has satisfied the minimum age and service requirements and would have previously become a Participant had he or she been a member of the eligible class. The participation of a Participant who becomes a member of an ineligible class will be suspended, and such Participant will be entitled to an allocation of Employer contributions and Forfeitures for the Plan Year only to the extent of Hours of Service completed while a member of an eligible class of Employees. Upon returning to an eligible class of Employees, a suspended Participant will immediately participate again in the Plan. The Vested Interest of a Participant who ceases to be a member of an eligible class will continue to increase in accordance with Section 4.6.

      (d) Participation By Former Participants: A Participant who terminates employment with the Employer for any reason but is subsequently reemployed as an Eligible Employee will again become a Participant in the Plan as provided in the definition of Year of Service.

2.2   ENTRY DATE: An Employee who has satisfied the eligibility requirements in
      Section 2.1 will enter the Plan as a Participant on the January 1st or the July 1st which coincides with or next follows the date on which he or she satisfies such requirements.

2.3 WAIVER OF PARTICIPATION: An Employee who is otherwise eligible to participate in the Plan may elect to waive such participation in accordance with the following provisions:

      (a) Irrevocable Election: An Eligible Employee may make a one-time irrevocable election to waive participation in the Plan. However, the Administrator may in its sole discretion elect not to make this option available to one or more Eligible Employees if the Eligible Employee is not an HCE and is not likely to become an HCE and if the Administrator determines that such waiver may cause the Plan for any Plan Year to fail to satisfy one of the tests set forth in Code ss.410(b)(1)(A) or Code ss.410(b)(1)(B) and (C). The Employee's election to waive participation in the Plan must be in writing and must be delivered to the

            Administrator on or before the date the Employee first becomes eligible to participate in the Plan. Notwithstanding the foregoing however, once an Employee has become a Participant in the Plan, no waiver can be made, except as provided in paragraph (b).

      (b) Election To Waive Allocation: Notwithstanding paragraph (a) above, and subject to the Top-Heavy Minimum Benefit requirements of Section 3.6, a Participant may agree to forego an allocation of Employer contributions to his or her Participant's Account for all or any Plan Years if such Participant is an HCE for such Plan Year.

      (c) Administrative Requirements: The Employee's election to waive participation or forego an allocation must be in writing and must be delivered to the Administrator on or before the date the Employee first becomes eligible to participate in the Plan in the case of a waiver under paragraph (a), and before the Participant is entitled to an allocation to his or her Participant's Account in the case of foregoing such allocation under paragraph (b) for a Plan Year. The Administrator will furnish any form required to make an election under this Section, which may include the requirement for consent by the Employee's Spouse.

2.4 REEMPLOYMENT: If an Employee terminates employment and is subsequently re-employed by the Employer or an Affiliated Employer, such Employee's Years of Service for purposes of eligibility (as well as the time such Employee enters or re-enters the Plan as a Participant) will be determined in accordance with the rules described in the definition of Years of Service.

2.5 EXCLUSION OF ELIGIBLE EMPLOYEE: If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously excluded, and discovery of such omission is not made until after a contribution for that Plan Year has been made, the Employer will make a subsequent contribution to the Plan (if necessary after the application of available forfeitures, if any), or may correct such omission by any other method of correction specified in Revenue Procedure 2000-16 (or in any subsequent Revenue Procedure or guidance issued by the Internal Revenue Service) so that the omitted Employee receives the same amount which the Employee would have received had he or she not been omitted from the Plan.

2.6 INCLUSION OF INELIGIBLE EMPLOYEE: If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included, and discovery of that incorrect inclusion is not made until after a contribution for the year has been made, and such ineligible Employee has not received a distribution of the amount erroneously allocated to him or her, the Employer will not be entitled to recover the contribution made with respect to the ineligible person, but the amount erroneously contributed will be applied as a forfeiture (except for elective deferrals in the case of a Code ss.401(k) plan which will be distributed to the ineligible Employee) for the Plan Year in which the error is discovered.

                                    ARTICLE 3
                          CONTRIBUTIONS AND ALLOCATIONS

3.1 EMPLOYER CONTRIBUTIONS: Each Plan Year, the Employer will contribute to the Plan such amount as it may in its sole discretion determine, subject to the following provisions:

      (a) Amount Of Contribution: The Employer, in its sole discretion, will determine the amount of the contribution and will notify the Trustee in writing of the amount contributed. The Employer's determination of the amount of its contribution will be binding on the Trustee, the Administrator and all Participants and may not be reviewed in any manner.

      (b) Contribution Period: Each Plan Year, any contribution made under the terms of the Plan may, at the election of the Administrator, be contributed to the Plan (1) each payroll period; (2) each month; (3) each Plan quarter; (4) on an annual basis; or (5) on any other less than annual contribution period basis as determined by the Employer, provided such contribution period does not discriminate in favor of Highly Compensated Employees. The Employer may elect a different contribution period for each type of contribution.

      (c) Contribution For Mistakenly Excluded Employees: Notwithstanding paragraphs (a) and (b), if an Employee should have been included as a Participant but is mistakenly excluded for any reason, the omission will be corrected as specified in Section 2.5.

      (d) Form Of Payment: Employer contributions may be paid to the Plan in cash, Company Stock, or any other property permitted under Code ss.4975 that is acceptable to the Trustee. However, to the extent the Plan has Current Obligations, the Employer's contribution must will be paid to the Plan in cash sufficient to satisfy the Plan's Current Obligations.

      (e) Refund Of Contributions: Contributions made to the Plan by the Employer can only be returned to the Employer in accordance with the following provisions:

            (1) Failure To Initially Qualify: If the Plan fails to initially satisfy the requirements of Code ss.401(a) and the Employer declines to amend the Plan to satisfy such requirements, contributions made prior to the date such qualification is denied must be returned to the Employer within 1 year of the date of such denial, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or by such later date as the Secretary of the Treasury may prescribe.

            (2) Contributions Made Under A Mistake Of Fact: If a contribution is attributable in whole or in part to a good faith mistake of fact, including a good faith mistake in determining the deductibility of the contribution under Code ss.404, then an amount may be returned to the Employer which is equal to the excess of the amount contributed over the amount which would have been contributed had the mistake not occurred. Earnings attributable to any such excess contribution will not be returned, but losses attributable to the excess contribution will reduce the amount so returned. Such amount will be returned within one year of the date the contribution was made or the deduction disallowed, as the case may be.

            (3) Nondeductible Contributions: Except to the extent an Employer may intentionally make a nondeductible contribution, for example in order to correct an administrative error or restore a Forfeiture, any contribution by the Employer is conditioned on its deductibility and will otherwise be returned to the Employer.

3.2 ALLOCATION OF EMPLOYER CONTRIBUTIONS: Subject to the Top Heavy allocation requirements of Section 3.5 and the Code ss.415 limitations of Article 6, Employer contributions will be allocated on the annual Valuation Date to each Eligible Participant's Account as follows:

      (a) Allocation Of Company Stock: Subject to the requirements of Section 3.3, Company Stock contributed to or otherwise purchased by the Plan will be allocated to each Eligible Participant's Company Stock Account in the ratio that each Eligible Participant's Compensation bears to the total Compensation of all Eligible Participants. However, Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall only be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 3.3(b) below. Company Stock acquired with the proceeds of an Exempt Loan shall be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account. Company Stock which has been released from the Unallocated Company Stock Account during the Plan Year will be allocated on the annual Valuation Date to each Eligible Participant's Company Stock Account in the same ratio as described above.

      (b) Allocation Of Other Investments: Each Eligible Participant's share of cash or property, other than Company Stock and any dividends attributable thereto, will be allocated to the Participant's Other Investments Account in the ratio that his or her Compensation bears to the total Compensation of all Eligible Participants.

      (c) Allocation Of Cash Dividends: Any cash dividends received by the Plan which are attributable to shares of Company Stock allocated to a Participant's Company Stock Account and which are not currently distributed in accordance with Section 5.14 will be allocated to the Participant's Other Investments Account.

3.3 COMPANY STOCK ACCOUNT: Company Stock allocable under Section 3.2 to an Eligible Participant's Company Stock Account, or Company Stock released from the Unallocated Company Stock Account during the Plan Year, will be allocated to an Eligible Participant's Company Stock Account on the annual Valuation Date in accordance with the following provisions:

      (a) Company Stock: Each Eligible Participant's Company Stock Account will be credited with his or her allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. However, all Company Stock acquired by the Plan with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered. In the case of a Sponsor that is an electing small business corporation, the Plan may not use any dividends on any allocated shares of Company Stock to pay an Exempt Loan that was used to purchase Company Stock. Cash dividends paid on Company Stock in a Participant's Company Stock Account will, in the sole discretion of the Administrator, either be credited to the Participant's Account or will be used to repay an Exempt Loan. However, (1) when cash dividends are used to repay an Exempt Loan, Company Stock will be released from the Unallocated Company Stock Suspense Account and will be allocated to each Eligible Participant's Company Stock Account in the ratio that each Eligible Participant's Compensation for the Plan Year bears to the total Compensation of all Eligible Participants for the Plan Year; and (2) Company Stock allocated to a Participant's Company Stock Account will have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's Account for the Plan Year.

      (b) Unallocated Company Stock Account: Any Company Stock which is acquired with an Exempt Loan and is in the Unallocated Company Stock Account will only be withdrawn and allocated to Participants' Accounts in accordance with the following provisions:

            (1) Method Of Withdrawing Company Stock From The Account: For each Plan Year during the duration of an Exempt Loan, the number of shares of Company Stock released from the Company Stock Account will equal the number of shares held therein immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years.

            (2)   Method Of Allocating Withdrawn Company Stock To Participants:
                  As of each Anniversary Date, the Plan must consistently allocate to each Participant's Account, in the same manner as Employer contributions under Section 3.1 are allocated, non-monetary units (shares and fractional shares of Company Stock) representing each Participant's interest in Company Stock withdrawn from the Unallocated Company Stock Suspense Account. However, Company Stock released from the Unallocated Company Stock Account with cash dividends pursuant to paragraph (a) will be allocated to each Eligible Participant's Company Stock Account in the same proportion that each such Participant's number of shares of Company Stock sharing in such cash dividends bears to the total number of shares of all Eligible Participants' Company Stock sharing in such cash dividends.

            (3) Allocation Of Income: Income earned on Company Stock in the Unallocated Company Stock Account will be used, at the discretion of the Administrator, to repay the Exempt Loan used to purchase such Company Stock. Company Stock released from the Unallocated Company Stock Account with such income, and any income which is not so used, will be allocated on the annual Valuation Date in the same proportion that each Eligible Participant's Compensation for the Plan Year bears to the total Compensation of all Eligible Participants for the Plan Year.

      (c) Code ss.1042 Stock: Notwithstanding the foregoing to the contrary, any portion of the Plan's assets which are attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code ss.1042 or ss.2057 applies will be allocated as follows:

            (1) No Allocation Permitted To Certain Participants: No portion of any such assets may be allocated directly or indirectly under this Plan or any other qualified plan of the Employer during the Non-Allocation Period for the benefit of any taxpayer who makes an election under Code ss.1042(a) with respect to Company Stock or any decedent if the executor of the estate of such decedent makes a qualified sale to which Code ss.2057 applies; for the benefit of any individual who is related to the taxpayer or the decedent within the meaning of Code ss.267(b); or for the benefit of any other person who owns, after applying Code ss.318(a), more than 25% of any class of outstanding stock of the Employer or of any corporation which is a member of the same controlled group of corporations within the meaning of Code ss.409(l)(4) as the Employer; or the total value of any class of outstanding stock of the Employer. For purposes hereof, Code ss.318(a) will be applied without regard to the employee trust exception in Code ss.318(a)(2)(B)(i); and a person will be treated as failing to meet the stock ownership limitation set forth in herein if such person fails such limitation at any time during the 1-year period ending on the date of sale of qualified securities to the Plan, or on the date as of which such qualified securities are allocated to Participants in the Plan.

            (2) Exception For Certain Lineal Descendants: The restrictions set forth in subparagraph (1) will not apply to any individual who is a lineal descendant of the taxpayer if the aggregate amount allocated to the benefit of all lineal descendants during the Non-Allocation Period does not exceed more than 5% of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants within the meaning of Code ss.267(c)(4) in a transaction to which Code ss.1042 applied.

            (3) Definition Of Non-Allocation Period: For purposes of this paragraph (c), the term Non-Allocation Period as used above means the 10-year period beginning on the later of (1) the date of the sale of the qualified securities, or (2) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

3.4 ALLOCATION OF EARNINGS AND LOSSES: As of each Valuation Date, accounts which have not been distributed since the prior Valuation Date will have the net income of the Trust Fund earned since the prior Valuation Date allocated in accordance with such rules and procedures as may be established by the Administrator, and applied in a uniform and nondiscriminatory manner; or accounts will be valued and adjusted as hereinafter set forth in this Section.

      (a) Definition Of Net Income: For purposes of this Section, the term "net income" means the net of any interest, dividends, unrealized appreciation and depreciation (other than the unrealized appreciation or depreciation of the Company Stock allocated to the Participants' Company Stock Accounts), capital gains and losses, and investment expenses of the Trust Fund as determined on each Valuation Date. Net income does not include (1) the interest paid under any installment contract for the purchase of Company Stock by the Plan or the interest paid on any loan used by the Plan to purchase Company Stock; or (2) income received by the Trust Fund with respect to Company Stock acquired with an Exempt Loan to the extent such income is used to repay the loan. All income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan may, at the discretion of the Administrator, be used to repay such loan.

      (b) Allocations To Non-Segregated Accounts: All accounts (other than Company Stock Accounts) which have not been segregated from the general Trust Fund for investment purposes will for investment purposes have net income allocated thereto in the ratio that the value of each non-segregated account as of the preceding Valuation Date bears to the total value of all non-segregated accounts as of the preceding Valuation Date. The Forfeiture Account will not share in the allocation made under this paragraph.

      (c) Allocations To Segregated Accounts: Accounts (other than Company Stock Accounts) which have been segregated from the general Trust Fund for investment, including any Directed Investment Accounts that may be established in accordance with Section 7.15 and any other accounts, including Directed Investment Accounts, which are valued on a daily basis will only have the net income earned thereon allocated thereto. Any Policy dividends or credits will be allocated to the Participant's Account for whose benefit the Policy is held.

3.5 ALLOCATION OF FORFEITURES: As of the annual Valuation Date, any portion of the Forfeiture Account which has not been used to pay administrative expenses of the Plan will be added to the Employer's contribution to be allocated therewith under Section 3.2.

3.6 TOP HEAVY MINIMUM ALLOCATION: In any Top Heavy Plan Year in which a Key Employee receives an allocation of Employer contributions (including Elective Deferrals and/or Qualified Matching Contributions) or Forfeitures, each Employee who is described in paragraph (a) below will receive the Top Heavy benefit required under the provisions of Code ss.416, such benefit to be determined in accordance with the following provisions:

      (a) Participants Who Must Receive The Top Heavy Minimum Allocation: For each Plan Year in which a Top Heavy contribution is required, the Top Heavy Minimum Allocation (or such lesser amount as may be permitted under paragraph (b) below) will be made for each Participant who is a Non-Key Employee and is employed by an Employer on the last day of the Plan Year and is in an eligible class of Employees as described in Section 2.1, even if such Participant (1) fails to complete any minimum Hours of Service or Period of Service required to receive an allocation of Employer contributions or Forfeitures for the Plan Year; (2) fails to make elective contributions to the Plan in the case of a cash or deferred arrangement; (3) receives Compensation that is less than a stated amount; or (4) declines to make a mandatory Employee contribution to the Plan.

      (b) Lesser Allocation Allowed: If the amount of Employer contributions and Forfeitures allocated to the Participant's Account of each Key Employee for the Plan Year is less than 3% of his or her Compensation, and if this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code ss.401(a)(4) or ss.410, then the allocation made under this Section for each Participant who is described in paragraph (a) above must be equal to the largest percentage of Employer contributions and Forfeitures allocated to the Participant's Account of a Key Employee for that Plan Year (determined after taking into account elective contributions made by a Key Employee to a cash or deferred arrangement maintained by the Employer).

      (c) Participation In Multiple Defined Contribution Plans: If a Participant described in paragraph (a) above participates in this Plan and in one or more defined contribution plans that are included with this Plan in a Required Aggregation Group, and if the allocation of Employer contributions and Forfeitures in this Plan or any other such defined contribution plan is insufficient to satisfy the Top Heavy requirement with respect to such Participant, such requirement will nevertheless be deemed to be satisfied if the aggregate allocation of Employer contributions and Forfeitures under this Plan and all other such plans on behalf of the Participant is sufficient to satisfy the Top Heavy requirement. If not, the Employer will make an additional contribution to this Plan and/or to one or more such plans on behalf of the Participant in order that the aggregate allocation of Employer contributions and Forfeitures to this Plan and all such plans satisfies the Top Heavy requirements.

3.7 FAILSAFE ALLOCATION: For any Plan Year in which the Plan fails to benefit at least 70% of Non-Highly Compensated Employees who are eligible to participate in the Plan, or in which the Plan fails to benefit a percentage of Non-Highly Compensated Employees who are eligible to participate in the Plan that is at least 70% of the percentage of Highly Compensated Employees who benefit under the Plan, an additional Employer contribution may be made and allocated to those Employees who were Participants but not Eligible Participants for the Plan Year. Such Participants will be ranked by service, and the individuals receiving an allocation will be those with the highest number of Hours of Service during the Plan Year. Allocations will be made under this Section only to the extent necessary to insure that the Plan satisfies one of the ratio percentage tests set forth in Code ss.ss.410(b)(1)(A) or (B) as described above.

3.8   ROLLOVERS: Rollover Contributions are not permitted.

                                    ARTICLE 4
                                  PLAN BENEFITS

4.1 BENEFIT UPON NORMAL OR EARLY RETIREMENT: Every Participant who has reached Normal Retirement Age (or Early) Retirement Age) and who does not remain employed by the Employer will be entitled upon termination of employment to receive his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will made under Section 5.1.

4.2 BENEFIT UPON LATE RETIREMENT: A Participant who reaches Normal (or Early) Retirement Age and who remains employed by the Employer will continue to participate in the Plan and will continue to receive allocations under
      Article 3 until he or she terminates employment with the Employer. However, notwithstanding Section 4.1 to the contrary, such Participant may at any time after reaching Normal (or Early) Retirement Age (1) choose to have distributed prior to actual retirement all or part of his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution (but any portion thereof which is attributable to elective contributions made to a cash or deferred arrangement can only be distributed if the Participant has also reached Age 59 1/2); or (2) choose to have such Vested Aggregate Account balance transferred to another qualified retirement plan maintained by the Employer. Upon actual retirement, the Participant will be entitled to his or her undistributed Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be under Section 5.1.

4.3 BENEFIT UPON DEATH: Upon the death of a Participant prior to Termination of Employment, or upon the death of a Terminated Participant prior to distribution of his or her Vested Aggregate Account, his or her Beneficiary will be entitled to the Participant's Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. If any Beneficiary who is alive on the date of the Participant's death dies before receiving the entire death benefit to which he or she is entitled, the balance of the death benefit will be distributed to the Beneficiary's beneficiary in accordance with Section 5.2. The Administrator's determination that a Participant has died and that a particular person has a right to receive a death benefit will be final. Distribution will be made under Section 5.2.

4.4 BENEFIT UPON DISABILITY: If a Participant suffers a Disability prior to Termination of Employment and terminates employment with the Employer as a result of that Disability, or if a Terminated Participant suffers a Disability prior to a distribution of his or her Vested Aggregate Account balance, he or she will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made under Section 5.3.

4.5 BENEFIT UPON TERMINATION: A Participant who incurs a Termination of Employment will be entitled to his or her Vested Aggregate Account determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. A Terminated Participant's Vested Aggregate Account will be distributed under Section 5.4 unless, prior to the time of distribution set forth therein, the Participant (1) dies, in which case distribution will be made under 5.2; or (2) suffers a Disability, in which case distribution will be made under Section 5.3.

4.6 DETERMINATION OF VESTED INTEREST: A Participant's Vested Interest in his or her Participant's Account will be determined in accordance with the following provisions:

      (a) 100% Vesting Upon Retirement, Death Or Disability: A Participant will have a 100% Vested Interest in his Participant's Account upon reaching Normal or Early Retirement Age prior to Termination of Employment, or upon death or Disability prior to that date.

      (b) Vesting Prior To Retirement, Death Or Disability: Except as otherwise provided in paragraph (a) above, a Participant's Vested Interest in his or her Participant's Account at any given time, including Termination of Employment prior to Normal or Early Retirement Age, death or Disability, will be determined in a non-Top Heavy Plan Year by the vesting schedule which immediately follows this paragraph based on the number of Years of Service the Participant has completed on the date of determination.

                        Years Of Service          Vested Interest
                              3 . . . . . . . . . . . .  20%
                              4 . . . . . . . . . . . .  40%
                              5 . . . . . . . . . . . .  60%
                              6 . . . . . . . . . . . .  80%
                              7 . . . . . . . . . . . . 100%

      (c)   Vesting In A Top Heavy Plan Year: Notwithstanding the vesting schedule in paragraph (b), the Vested Interest of a Participant's Account in a Top Heavy Plan Year will be determined by the vesting schedule which immediately follows this paragraph. If this Plan ceases to be Top Heavy and the vesting schedule in paragraph (b) becomes effective, a Participant's Vested Interest as determined under the vesting schedule in this paragraph cannot be reduced. Furthermore, any such reversion to the vesting schedule in paragraph
            (b) will be considered an amendment to this Section and will be treated in accordance with the provisions paragraph (d) of this Section pertaining to such amendments.

                        Years Of Service          Vested Interest
                              2 . . . . . . . . . . . .  20%
                              3 . . . . . . . . . . . .  40%
                              4 . . . . . . . . . . . .  60%
                              5 . . . . . . . . . . . .  80%
                              6 . . . . . . . . . . . . 100%

      (d) Amendments To Vesting Schedule: No amendment may directly or indirectly reduce a Participant's Vested Interest in his or her Participant's Account. If the Plan is amended in any way that directly or indirectly affects the computation of a Participant's Vested Interest in his or her Participant's Account or the Plan is deemed amended by an automatic change to or from a Top Heavy vesting schedule, the following provisions will apply:

            (1) Participant Election: Any Participant with at least three Years of Service may, by filing a written request with the Administrator, elect to have the Vested Interest in his or her Participant's Account computed by the vesting schedule in effect prior to the amendment. A Participant who fails to make an election will have his or her Vested Interest computed under the new schedule. The period during in the election may be made will begin on the date the amendment is adopted or is deemed to be made and will end on the latest of (l) 60 days after the amendment is adopted; (2) 60 days after the amendment becomes effective; or (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Administrator.

            (2) Preservation Of Vested Interest: Notwithstanding the foregoing to the contrary, if the vesting schedule is amended, then in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested Interest in his or her Participant's Account determined as of such date will not be less than his or her Vested Interest computed under the Plan without regard to such amendment.

                                    ARTICLE 5
                            DISTRIBUTION OF BENEFITS

5.1 BENEFIT UPON RETIREMENT: Unless a cash-out occurs under Section 5.5, the retirement benefit a Participant is entitled to receive under Section 4.1 or 4.2 will be distributed as follows:

      (a) Form Of Distribution: A Participant may elect to have his or her retirement benefit distributed (1) in one lump-sum; or (2) in monthly, quarterly, semi-annual or annual installments over a period certain that does not extend beyond the Participant's life, or beyond the lives of the Participant and a designated Beneficiary (or beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and a designated Beneficiary). The Trustee may make the installment payments by segregating and separately investing the lump sum value of the Participant's retirement benefit and paying the installments from the Plan, or by purchasing a nontransferable annuity which provides for the installment payments.

      (b) Special Rule For Company Stock: Unless the Participant elects in writing a longer distribution period under paragraph (a)(2) above, distribution of a Participant's Company Stock Account will be in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than 5 years. If the Participant's Company Stock Account balance exceeds $500,000, the 5 year period will be extended 1 additional year (but not more than 5 additional years) for each $100,000 or fraction thereof by which the Participant's Company Stock Account balance exceeds $500,000. The dollar limits herein will be adjusted at the same time and in the same manner as provided in Code ss.415(d).

      (c) Time Of Distribution: Distribution under this Section will be made within a reasonable time after the Participant's actual retirement date, or within a reasonable time after a Participant who elects late retirement requests payment, but distribution must begin no later than the Participant's Required Beginning Date. Notwithstanding the foregoing, distribution of a Participant's Company Stock Account will begin no later than 1 year after the close of the Plan Year in which the Participant actually retires unless the Participant otherwise elects, except that Company Stock acquired with the proceeds of an Exempt Loan will be excluded until the close of the Plan Year in which such loan is repaid in full.

5.2 BENEFIT UPON DEATH: Unless a cash-out occurs under Section 5.5, a deceased Participant's death benefit as determined under Section 4.3 will be distributed as follows:

      (a) Surviving Spouse: Notwithstanding any other Beneficiary designation made by a Participant, if a Participant is married on the date of death, the surviving spouse will be entitled to receive 100% of the deceased Participant's death benefit unless the surviving spouse has waived that right under Section 5.8. The benefit will be distributed in monthly, quarterly, semi-annual or annual installments over a period certain that does not extend beyond the life of the surviving spouse or beyond the life expectancy of the surviving spouse. The Trustee may make the installment payments by segregating and separately investing the lump sum value of the benefit and paying the installments from the Plan, or by purchasing a nontransferable annuity which provides for the installment payments.

      (b)   Time Of Distribution To A Surviving Spouse: The surviving spouse may
            (1) elect to have any death benefit to which he or she is entitled distributed within a reasonable time after the death of the Participant; or (2) elect to defer distribution of the death benefit, but distribution may not be deferred beyond December 31st of the calendar year in which the deceased Participant would have attained Age 70 1/2.

      (c) Death Of Surviving Spouse Before Distribution Begins: If the surviving spouse dies before distribution of the death benefit begins, then distribution of the benefit will be made as if the surviving spouse were the Participant. Distribution will be considered as having commenced when the deceased Participant would have reached Age 70 1/2 even if payments have been made to the surviving spouse before that date.

      (d) Non-Spouse Beneficiary: A non-spouse Beneficiary may elect to have his or her death benefit distributed by one of the following methods unless a different method has been chosen by the Participant: (1) in one lump-sum; or (2) in monthly, quarterly, semi-annual or annual installments over a period certain that does not extend beyond the life of the Beneficiary or beyond the life expectancy of the Beneficiary. The Trustee may make the installment payments by segregating and separately investing the lump sum value of the death benefit and paying the installments from the Plan, or by purchasing a nontransferable annuity which provides for installments. Distribution will be made within a reasonable time after the death of the Participant; but distribution must begin no later than December 31st of the calendar year immediately following the calendar year in which the Participant died.

      (e) Special Rule For Company Stock: If a Beneficiary elects to receive a lump sum payment, distribution of the Company Stock Account will begin no later than 1 year after the close of the Plan Year in which the Participant dies unless the Beneficiary otherwise elects. If a Beneficiary elects installments, distribution of the Company Stock Account will be in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than 5 years unless the Beneficiary elects in writing a longer distribution period. If the deceased Participant's Company Stock Account balance exceeds $500,000, the 5 year period will be extended 1 additional year (but not more than 5 additional years) for each $100,000 or fraction thereof by which the Participant's Company Stock balance exceeds $500,000. The dollar limits herein will be adjusted at the same time and in the same manner as provided in Code ss.415(d). Notwithstanding the foregoing, Company Stock acquired with the proceeds of an Exempt Loan will be excluded from distribution until the close of the Plan Year in which such loan is repaid in full.

      (f) Participants In Pay Status: If a Participant who has started receiving distribution of his or her retirement benefit dies before the entire benefit has been distributed, the balance of the benefit will be distributed to the Participant's Beneficiary at least as rapidly as under the method of distribution being used on the date of the Participant's death.

      (g) Payments To A Beneficiary Of A Beneficiary: In the absence of a Beneficiary designation or other directive from the deceased Participant to the contrary, any Beneficiary may name his or her own Beneficiary to receive any benefits payable in the event of the Beneficiary's death prior to receiving the entire death benefit to which the Beneficiary is entitled. If a Beneficiary has not named his or her own Beneficiary, the Beneficiary's estate will be the Beneficiary. If any benefit is payable under this paragraph to a Beneficiary of the deceased Participant's Beneficiary or to the estate of the deceased Participant's Beneficiary, or to any other Beneficiary or the estate thereof, subject to the limitations regarding the latest dates for benefit payment in paragraphs (a) and
            (c), the Administrator may (1) continue to pay the remaining value of such benefits in the amount and form already commenced, or pay such benefits in any other manner permitted under the Plan for a Participant or Beneficiary, and (2) if payments have not already commenced, pay such benefits in any other manner permitted under the Plan. Distribution to the Beneficiary of a Beneficiary must begin no later than the date distribution would have been made to the Participant's Beneficiary. The Administrator's determination under this paragraph will be final and will be applied in a manner that does not discriminate in favor of Highly Compensated Employees.

5.3 DISABILITY BENEFITS: Unless a cash-out occurs under Section 5.5, a Participant's Disability benefit as determined under Section 4.4 will be distributed as follows:

      (a) Form Of Distribution: A Participant may elect to have his or her Disability benefit distributed (1) in one lump-sum; or (2) in monthly, quarterly, semi-annual or annual installments over a period certain that does not extend beyond the Participant's life, or beyond the lives of the Participant and a designated Beneficiary (or beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and a designated Beneficiary). The Trustee may make the installment payments by segregating and separately investing the lump sum value of the Participant's Disability benefit and paying the installments from the Plan, or by purchasing a nontransferable annuity which provides for the installment payments.

      (b) Special Rule For Company Stock: Unless the Participant elects in writing a longer distribution period under paragraph (a)(2) above, distribution of a Participant's Company Stock Account will be in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than 5 years. If the Participant's Company Stock Account balance exceeds $500,000, the 5 year period will be extended 1 additional year (but not more than 5 additional years) for each $100,000 or fraction thereof by which the Participant's Company Stock Account balance exceeds $500,000. The dollar limits herein will be adjusted at the same time and in the same manner as provided in Code ss.415(d).

      (c) Time Of Distribution: Distribution under this Section will be made within a reasonable time after the date on which the Participant who suffers the Disability actually retires, but distribution must begin no later than the Participant's Required Beginning Date. Notwithstanding the foregoing, distribution of a Participant's Company Stock Account will begin no later than 1 year after the close of the Plan Year in which the Participant who suffers a Disability actually retires unless the Participant otherwise elects, except that Company Stock acquired with the proceeds of an Exempt Loan will be excluded until the close of the Plan Year in which such loan is repaid in full.

5.4 BENEFIT UPON TERMINATION: Unless a cash-out occurs under Section 5.5 or a prior distribution has been made under Section 5.2 or Section 5.3, the benefit a Terminated Participant is entitled to receive under Section 4.5 will be distributed as follows:

      (a) Form Of Distribution: A Terminated Participant may elect to have his or her benefit distributed (1) in one lump-sum; or (2) in monthly, quarterly, semi-annual or annual installments over a period certain that does not extend beyond such Participant's life, or beyond the lives of the Participant and a designated Beneficiary (or beyond the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and a designated Beneficiary). The Trustee may make the installment payments by segregating and separately investing the lump sum value of a Terminated Participant's benefit and paying the installments from the Plan, or by purchasing a nontransferable annuity which provides for the installment payments.

      (b) Special Rule For Company Stock: Unless a Terminated Participant elects in writing a longer distribution period under paragraph
            (a)(2)above, distribution of his or her Company Stock Account will be in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than 5 years. If a Terminated Participant's Company

            Stock Account exceeds $500,000, the 5 year period will be extended 1 additional year (but not more than 5 additional years) for each $100,000 or fraction thereof by which the Participant's Company Stock Account balance exceeds $500,000. The dollar limits herein will be adjusted at the same time and in the same manner as provided in Code ss.415(d).

      (c) Time Of Distribution: Distribution under this Section will be made within a reasonable time after the last day of the Plan Year in which a Terminated Participant incurs a Break in Service, but no later than the Required Beginning Date. Notwithstanding the foregoing, if a Terminated Participant is not reemployed by the Employer at the end of the 5th Plan Year following the Plan Year of his or her Termination of Employment, distribution of his or her Company Stock Account will begin not later than 1 year after the close of the 5th Plan Year following the Plan Year in which the Participant incurs such Termination of Employment. However, if a Terminated Participant is reemployed by the Employer as of the last day of the 5th Plan Year following the Plan Year of such Termination of Employment, distribution of his or her Company Stock Account will be postponed until the Participant is otherwise entitled to a distribution under the Plan. For purposes of this paragraph, Company Stock acquired with the proceeds of an Exempt Loan will be excluded until the close of the Plan Year in which such loan is repaid in full.

5.5 CASH-OUT OF BENEFITS: The Administrator, without the consent of the Participant, may distribute a Participant's Vested Aggregate Account in a lump sum any time after a Participant terminates employment, subject to the following provisions:

      (a) General Rule: The Administrator can only make distribution under this Section (1) with regard to distributions made for Plan Years beginning prior to August 6, 1997 (or such later date as determined by the Administrator), if the Participant's Vested Aggregate Account on the date he or she terminates employment with the Employer does not exceed, or at the time of any prior distribution did not exceed, $3,500 (or such lesser amount as may be designated by the Administrator); and (2) for Plan Years beginning on or after August 6, 1997 (or such later date as determined by the Administrator), if a Participant's Vested Aggregate Account on the date he or she terminates employment with the Employer does not exceed, or at the time of any prior distribution did not exceed, $5,000 (or such lesser amount as may be designated by the Administrator). Any such distribution will be made as soon as administratively feasible after the date the Participant terminates employment, and any portion of the Participant's Account which is not Vested will be treated as a Forfeiture.

      (b) Later Distribution If Account Falls To $5,000: With regard to distributions made for Plan Years beginning on or after October 17, 2000, if a Participant would have received a distribution under paragraph (a) but for the fact that the Participant's Vested Aggregate Account exceeded $5,000 (or such lesser amount as may be designated by the Administrator) when the Participant terminated employment, and if at a later time the Participant's Vested Aggregate Account is reduced to an amount not greater than $5,000 (or such lesser amount as may be designated by the Administrator), the Administrator may distribute such remaining amount in a lump sum without the Participant's consent as soon as administratively feasible after the date the Participant terminates employment, and any portion of the Participant's Account which is not Vested will be treated as a Forfeiture.

      (c) Deemed Distribution: If a Participant's Vested Interest in his or her Participant's Account is zero on the date the Participant terminates employment, the Participant will be deemed to have received a distribution of such Vested Interest on the date of such termination.

5.6 RESTRICTIONS ON IMMEDIATE DISTRIBUTIONS: If a Participant's Vested Aggregate Account exceeds the amount set forth in paragraph (a) of this Section and is immediately distributable, such account can only be distributed in accordance with the following provisions:

      (a) General Rule: If a Participant's Vested Aggregate Account balance exceeds $5,000, or if there are remaining payments to be made with respect to a particular distribution option that previously commenced, and such amount is immediately distributable, the Participant must consent to any distribution of such amount. Any portion of the Participant's Account which is not Vested will be treated as a Forfeiture. If less than the entire Vested Aggregate Account balance is distributed, the part of the non-Vested portion that will be treated as a Forfeiture is the total non-Vested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the Vested Interest in the Participant's Account.

      (b) Transition Rule: Notwithstanding paragraph (a), with regard to distributions made prior to October 17, 2000, if a Participant's Vested Aggregate Account balance exceeded $3,500 (or exceeded $3,500 at the time of any prior distribution) for Plan Years beginning before August 6, 1997 (or such later date as determined by the Administrator), or (2) exceeded $5,000 (or exceeded $5,000 at the time of any prior distribution) for Plan Years beginning after August 5, 1997 (or such later date as determined by the Administrator) and for a distribution made prior to October 17, 2000; or (3) either exceeded $5,000 or was a remaining payment under a selected optional form of payment that exceeded $5,000 at the time the selected payment began for Plan Years beginning after August 5, 1997 (or such later date as determined by the Administrator) and for a distribution made after October 16, 2000, and if the account balance is immediately distributable, then the Participant must consent to any distribution of such account balance.

      (c) Definition Of Immediately Distributable: A Participant's benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or the Participant's surviving spouse) before the Participant reaches (or would have reached if not deceased) the later of his or her Normal Retirement Age or Age 62.

      (d) General Consent Requirement: The consent of the Participant to any benefit that is immediately distributable must be obtained in writing within the 90-day period ending on the Annuity Starting Date. However, the Participant will not be required to consent to a distribution that is required by Code ss.401(a)(9) or ss.415.

      (e) Notification Requirements: The Administrator must notify the Participant of the right to defer any distribution until the benefit is no longer immediately distributable. Notification will include a general explanation of the material features and relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code ss.417(a)(3); and will be provided no less than 30 days or more than 90 days prior to the Annuity Starting Date.

      (f) Waiver Of 30-Day Requirement: For Plan Years beginning on or after January 1, 1997, distribution of the Participant's benefit may begin less than 30 days after the notice described in paragraph (c) is given if (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving notice to consider the decision of whether or not to elect a distribution; (2) the Participant, after receiving the notice, affirmatively elects a distribution (or a particular distribution option).

      (g) Consent Not Needed On Plan Termination: If upon Plan termination neither the Employer nor an Affiliated Employer maintains another defined contribution plan other than an employee stock ownership plan (ESOP) as defined in Code ss.4975(e)(7), the Participant's benefit will, without the Participant's consent, be distributed to the Participant. If the Employer or an Affiliated Employer maintains another defined contribution plan other than an ESOP, the Participant's benefit will, without the Participant's consent, be transferred to the other plan if the Participant does not consent to an immediate distribution hereunder.

5.7 RESTORATION OF FORFEITED ACCOUNT BALANCE: If a Participant who does not have a 100% Vested Interest in his or Participant's Account terminates employment with the Employer and receives (or is deemed to have received) a distribution of such Vested Interest from the Plan, and such Participant is subsequently rehired by the Employer, his or her Participant's Account upon such reemployment will be administered in accordance with the following provisions:

      (a) Reemployment Before Five Consecutive Breaks In Service: If a terminated Participant is reemployed by the Employer before incurring five consecutive Breaks in Service, such Participant's Account balance will be restored in accordance with the following:

            (1) Partially Vested Participants: If upon termination of employment a Participant has a partially Vested Participant's Account, upon reemployment by the Employer prior to incurring five consecutive Breaks in Service, such Participant's Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of five years after the first date on which the Participant is subsequently re-employed by the Employer or the date on which the Participant incurs five consecutive Breaks in Service following the date of distribution.

            (2) Non-Vested Participants: If upon termination of employment a Participant's Vested Interest in his or her Participant's Account is zero and such Participant is deemed to have received a distribution of such Vested Interest before the date on which he or she incurs five consecutive Breaks in Service, then upon re-employment prior to incurring five consecutive Breaks in Service, such Participant's Account balance which was attributable to Employer contributions will be restored to the amount on the date of the deemed distribution.

            (3) Source Of Funds: The Administrator, on a case by case basis, may elect to restore a Participant's Account balance under this Section by the use of Forfeitures, by the use of earnings from non-segregated Trust Fund accounts, by the use of Employer contributions, or by the use of any combination thereof.

      (b) Reemployment After Five Consecutive Breaks In Service: If a terminated Participant is reemployed by the Employer after incurring five consecutive Breaks in Service, that portion, if any, of his or her Participant's Account which is (or is deemed to be) a Forfeiture will be permanently forfeited under the terms of this Plan.

5.8 SPOUSAL CONSENT REQUIREMENTS: A surviving spouse's election not to receive a death benefit under Section 5.2 will not be effective unless (1) the election is in writing; (2) the election designates a specific Beneficiary or form of benefit which may not be changed without spousal consent (or the spouse's consent expressly permits designations by the Participant without any requirement of further spousal consent); and (3) the spouse's consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public.

5.9 APPLICATION OF CODE SECTION 40 1(a)(9): All distributions made under the terms of the Plan will be determined and made in accordance with the regulations issued under Code ss.401(a)(9), including the minimum distribution incidental benefit requirement of regulation ss.1.401(a)(9)-2, and any provisions in this Plan which reflect Code ss.401(a)(9) will override any distribution options which are inconsistent with such Code section and regulations. If Participant's Vested Aggregate Account is paid in a form that is based on life expectancies through other than the purchase of an immediate annuity, the joint life expectancies of the Participant and his or her Spouse will be recalculated annually unless the Participant elects the non-recalculation method of determining life expectancy. In the case of any other Beneficiary, life expectancy will be calculated when payment first commences, and payments for any 12-consecutive month period will be based on such life expectancy minus the number of whole years passed since distribution commenced.

5.10 STATUTORY COMMENCEMENT OF BENEFITS: Unless the Participant otherwise elects, distribution of a Participant's benefit must begin no later than the 60th day after the latest of the close of the Plan Year in which the Participant (1) reaches the earlier of Age 65 or Normal Retirement Age;
      (2) reaches the 10th anniversary of the year the Participant commenced Plan participation; or (3) terminates service with the Employer. However, the failure of a Participant and the Participant's spouse to consent to a distribution while a benefit is immediately distributable within the meaning of Section 5.6 above will be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section. In addition, if this Plan provides for early retirement, a Participant who satisfied the service requirement for early retirement prior to Termination of Employment will be entitled to receive his or her Vested Aggregate Account balance, if any, upon satisfaction of the age requirement for early retirement.

5.11 DISTRIBUTION IN EVENT OF LEGAL INCAPACITY: If any person who is entitled to receive a distribution of benefits (the "Payee") suffers from a Disability or is under a legal incapacity, payments may be made in one or more of the following ways as directed by the Administrator: (a) to the Payee directly; (b) to the guardian or legal representative of the Payee's person or estate; (c) to a relative of the Payee, to be expended for the Payee's benefit; or (d) to the custodian of the Payee under any Uniform Transfers to Minors Act or under any Uniform Gifts To Minors Act. The Administrator's determination of the minority or incapacity of any payee will be final.

5.12 MISSING PARTICIPANTS: Neither the Trustee nor the Administrator will be required to search for or ascertain the whereabouts of any Participant or Beneficiary. With respect to a Participant or Beneficiary who has not claimed any benefit (the "missing payee") to which such missing payee is entitled, and with respect to any Participant or Beneficiary who has not satisfied the administrative requirements for benefit payment, the following provisions will apply:

      (a) Attempt To Contact And Forfeiture Of Benefit: The Administrator will notify a missing payee that he or she is entitled to a distribution under the Plan, by certified or registered mail addressed to the missing payee's last known address. The Administrator, in its sole discretion, may also utilize other methods of locating a missing payee, including letter forwarding programs offered by the Internal Revenue Service or the Social Security Administration, or internet or other search services offered by the Pension Benefit Guaranty Corporation (PBGC) if such services are made available to defined contributions plans; or by placing public notices in a local newspaper. If a missing payee fails to make his or her whereabouts known in writing to the Trustee or Administrator or otherwise fails to claim a benefit, or the administrative requirements for benefit payment for any payee are not satisfied, upon the earlier to occur of (1) the later of the date the Plan is terminated or discontinued or six months from the date the notice was mailed or (2) the date which is two years from the date the notice was mailed, the Administrator may, but will not be required to, treat the payee's benefit as a forfeiture, subject to paragraphs (b) and (c).

      (b) Alternative Methods To Forfeiture: In lieu of Forfeiture under paragraph (a), the Administrator may elect one the following alternatives described below:

            (1) Direct Rollover To IRA: If a Participant's Vested Aggregate Account balance (determined before taking into account his or her Rollover Account) on the date he or she terminated employment with the Employer does not exceed $5,000 (or such lesser amount as may be designated by the Administrator), the Administrator may elect to make distribution under this
                  Section in the form of a direct rollover to an individual retirement account (IRA) if it can be established by the Administrator at a qualified financial institution. In establishing any such IRA, the Administrator will select an IRA trustee, custodian or issuer that is unrelated to the Employer or Administrator and will make the initial investment choices for the IRA. The default direct rollover will occur not less than 30 days and not more than 90 days after the Code ss.402(f) notice with the explanation of the default direct rollover is provided to the Participant or other payee.

            (2) Escheat To The State: The Administrator may elect to escheat the payee's benefit to the state in which the Sponsor's principal place of business is located.

            (3) Other Methods Of Distribution: The Administrator may elect to distribute a payee's benefit by any other method approved by the United States Department of the Treasury and/or by the United States Department of Labor.

      (c) Conditions For Restoration Of Forfeited Benefit: If a payee whose benefit has been forfeited under paragraph (a) is located, or if a payee whose benefit has been forfeited under paragraph (a) for failure to satisfy the administrative requirements for benefit payment subsequently satisfies the administrative requirements for benefit payment and claims the benefit, and if the Plan has not terminated (or if the Plan has, all benefits have not yet been paid), then the benefit will be restored. The Administrator, on a case by case basis, may elect to restore the benefit by the use of either earnings from non-segregated Trust Fund assets, or Employer contributions, or any combination thereof. However, if such missing payee has not been located by the time the Plan terminates and all benefits have been distributed therefrom, the Forfeiture of such unpaid benefit will be irrevocable.

5.13 DIRECT ROLLOVERS: A distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover, which is a payment by the Plan to the eligible retirement plan specified by the distributee.

      (a) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code ss.401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and for Plan Years beginning on or after January 1, 2000, the portion of any distribution which is attributable to a hardship distribution described in Code ss.401(k)(2)(B)(i)(IV).

      (b) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Code ss.408(a), an individual retirement annuity described in Code ss.408(b), an annuity plan described in Code ss.403(a), or a qualified trust described in Code ss.401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

      (c) Definition Of Distributee: For purposes of this Section, a distributee includes an Employee or former Employee. In addition, an Employee's or former Employee's Surviving Spouse and an Employee's or former Employee's spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Code ss.414(p), are distributees with regard to the interest of the Spouse or former Spouse.

5.14 FORM OF DISTRIBUTION: All distributions made under the other provisions of this Article 5 will be in the form of cash or Company Stock, or both, subject to the following provisions:

      (a) Participant May Demand Company Stock: Prior to making any distribution from the Plan, the Administrator will advise a Participant or Beneficiary in writing of his or her right to demand that benefits be distributed solely in Company Stock. If the Participant or Beneficiary fails to make such demand in writing within 90 days after receipt of such written notice, the Participant's Vested Aggregate Account will be distributed in the form of Company Stock to the extent it is allocated to the Participant's Company Stock Account, and the balance, if any, of the Vested Aggregate Account will be distributed in cash.

      (b) Stock Must Be Distributed In Whole Shares: If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution will be made entirely in whole shares of Company Stock. Any balance in a Participant's Account not attributable to Company Stock will be applied by the Trustee to acquire for distribution the maximum number of whole shares of Company Stock at the then fair market value. Any unexpended balance in the Participant's Account will be distributed in cash. If the Trustee is unable to purchase the Company Stock required for the distribution, the Trustee will make distribution in cash within one year after the date the distribution was to have been made, except in the case of a retirement distribution which must be made within 60 days after the close of the Plan Year in which retirement occurs.

      (c) Restrictions On Distributed Stock: Except as provided herein, distributed Company Stock may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer if the restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of his Company Stock to the Employer before offering it to a third party, the Employer may not pay a price less than that offered to the distributee by another potential buyer making a bona fide offer, and the Trustee may not pay a price less than the fair market value of the Company Stock.

      (d) Multiple Classes Of Company Stock Acquired With Exempt Loan: If Company Stock which was acquired with an Exempt Loan and which is available for distribution consists of more than one class of stock, a Participant's or Beneficiary's distribution must receive substantially the same proportion of each such class of such stock.

5.15 CASH DIVIDENDS ON COMPANY STOCK: At the Administrator's discretion, cash dividends received on Company Stock allocated to Participants' Company Stock Accounts may be distributed currently (or within 90 days after the end of the Plan Year in which such dividends are paid to the Plan) in cash to such Participants on a nondiscriminatory basis. Any such distribution of cash dividends will be limited to Participants who are still Employees, and will be further limited to dividends on shares of Company Stock in which each such Participant has a Vested Interest.

5.16 RIGHT OF FIRST REFUSAL: If Company Stock which is not readily tradeable on an established securities market is distributed to a Participant, then except as otherwise provided in this Section, if any Participant, Beneficiary, or any other person to whom shares of Company Stock are distributed (all such persons hereafter called the Selling Participant) at any time desires to sell some or all of such shares (such shares hereafter called the Offered Shares) to a third party (such third party hereafter called the Third Party), then the Selling Participant must give written notice of such desire to the Employer and the Administrator, subject to the following provisions:

      (a) Requirements Of Written Notice: The written notice required to be given hereunder must contain the number of shares offered for sale, the proposed terms of the sale, and the names and addresses of both the Selling Participant and the Third Party.

      (b) Trust Fund And Employer: Both the Plan and the Employer will have the right of first refusal for a period of 14 days from the date the Selling Participant gives written notice to the Employer and Administrator (such 14 day period to run concurrently against the Plan and the Employer) to acquire the Offered Shares. As between the Plan and the Employer, the Plan will have priority to acquire the shares pursuant to the right of first refusal. The selling price and terms will be the same as offered by the Third Party.

      (c) Third Parties: If the Plan and the Employer do not exercise their respective rights of first refusal within the required 14 day period provided above, the Selling Participant will have the right, at any time following the expiration of such 14 day period, to dispose of the Offered Shares to the Third Party, provided, however, that no disposition will be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant. If a Third Party is offered terms more favorable than those set forth in the written notice delivered to the Plan and the Employer, then the Offered Shares will again be subject to the right of first refusal.

      (d) Time Of Closing: The closing pursuant to the exercise of the right of first refusal will take place at such place as is agreed upon between the Administrator and the Selling Participant, but not later than 10 days after the Employer or the Plan has notified the Selling Participant of the exercise of the right of first refusal. At closing, the Selling Participant will deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or the Trustee will deliver the purchase price, or an appropriate portion thereof, to the Selling Participant.

      (e) Stock Acquired With An Exempt Loan: Notwithstanding the foregoing, Company Stock acquired with an Exempt Loan will be subject to a right of first refusal only for so long as such stock is not publicly traded on an established securities market. The selling price and other terms under the right of first refusal must not be less favorable to the seller than the greater of (1) the value of the stock determined under regulation ss.54.4975-11(d)(5), or (2) the purchase price and other terms offered by a buyer (other than the Employer or the Plan) making a good faith offer to purchase the stock. The right of first refusal must lapse no later than 14 days after the Selling Participant gives written notice to the Administrator and Employer that an offer from a Third Party has been received for the Offered Shares. The right of first refusal will comply with paragraphs (a) through (c) above, except to the extent they conflict with this paragraph.

5.17 PUT OPTION: If Company Stock which is not readily tradeable on an established securities market is distributed to a Participant, he will have a right to require the Employer to repurchase such Company Stock under a fair valuation formula, subject to the following provisions:

      (a) Stock Acquired With An Exempt Loan: Company Stock acquired with an Exempt Loan will be subject to a put option if (1) such stock is not readily tradeable as set forth above, or (2) if such stock is subject to a trading limitation when distributed. For purposes of this Section, a trading limitation is a restriction under any federal or state securities law, or an agreement, not prohibited by this Section, which would make such stock not as freely tradeable as stock not subject to such restriction.

      (b) Conditions Of Exercise: The put option may only be exercised by a Participant, by the Participant's donees, or by a person (including an estate or its distributee) to whom the Company Stock passes upon a Participant's death. The put option must permit a Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan, but it must grant the Plan an option to assume the rights and obligations of the Employer at the time the put option is exercised. If it is known at the time a loan is made that federal or state law will be violated by the Employer's honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with law, to a third party (for example, an affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the Exempt Loan is made and whose net worth is reasonably expected to remain substantial.

      (c) Duration Of Put Option: The put option will begin as of the day following the date the Company Stock is distributed, and end 60 days thereafter. If not exercised within such 60-day period, an additional 60 day-period will begin on the first day after the new determination of the value of the Company Stock by the Trustee in the following Plan Year. With respect to Company Stock that is publicly traded without restrictions when distributed but ceases, after distribution, to be so traded within either of the 60-day periods described herein, the Employer must notify each holder thereof in writing on or before the 10th day after the date such stock ceases to be so traded that for the remainder of the applicable 60-day period such stock is subject to the put option. The notice must inform distributees of the terms of the put option that they are to hold, and such terms must satisfy the requirements of this Section. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the option is prohibited from honoring it by federal or state law.

      (d) Manner Of Exercise: The put option will be exercised by the holder notifying the Employer in writing that the put option is being exercised. The notice will state the name and address of the holder and the number of shares to be sold.

      (e) Payment Terms: The price at which a put option must be exercised is the value of the Company Stock determined under regulation ss.54.4975-11(d)(5). The provisions for payment must be reasonable. The deferral of payment is reasonable if adequate security and a reasonable interest rate are provided for any credit extended and if the cumulative payments at any time are not less than the aggregate of reasonable periodic payments as of such time. Periodic payments are reasonable if annual installments, beginning 30 days after the date the put option is exercised, are substantially equal. Generally, the payment period may not be more than 5 years after the date the put option is exercised. However, it may be extended to a date no later than the earlier of 10 years from the date the put option is exercised or the date the proceeds of the loan used by the Plan to acquire the Company Stock subject to the put option are entirely repaid.

      (f) Payment Restrictions: Payment under a put option cannot be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer's articles of incorporation or bylaws, unless so required under applicable state law. An arrangement involving the Plan that creates a put option cannot provide for the issuance of put options other than provided for under this Section. The Plan cannot otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

      (g) Payment Requirements For Total Distributions: Notwithstanding the foregoing, and with respect to Company Stock which is not readily tradeable and which is acquired after December 31, 1986, if a distribution of such stock constitutes a Total Distribution, payment of the fair market value of a Participant's Company Stock Account will be made in 5 substantially equal annual payments. The first installment will be paid not later than 30 days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days. For purposes of this Section, the term Total Distribution means the distribution with one taxable year to the recipient of the balance of his Company Stock Account.

      (h) Payment Requirements For Installment Distributions: Notwithstanding paragraph (g) above, if the distribution does not constitute a Total Distribution, the Plan will pay the Participant an amount equal to the fair market value of the Company Stock repurchased no later than 30 days after the Participant exercises the put option.

5.18  NON-TERMINABLE RIGHTS AND PROTECTIONS: Except as otherwise provided in
      Section 5.16 and 5.17, no Company Stock acquired with an Exempt Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and distributed from the Plan, whether or not the Plan is then an Employee Stock Ownership Plan (ESOP). The rights and protections granted in this Section and in Section 5.16 and 5.17 are non-terminable and will continue to exist under the terms of the Plan as long as any Company Stock acquired with an Exempt Loan is held by the Plan or by any Participant or any other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor any amendment of the Plan, will cause a termination of said protections and rights.

5.19  PRE-RETIREMENT DISTRIBUTIONS: Except as may otherwise be permitted under
      Section 4.2, no distributions are permitted before a Participant terminates employment with the Employer

5.20 FINANCIAL HARDSHIP DISTRIBUTIONS: Hardship distributions are not permitted.

5.21 SPECIAL DISTRIBUTION RULE FOR S-CORPORATIONS: In the case of an Employer that is an electing small business corporation, such Employer may elect to distribute a Participant's benefit solely in the form of cash, notwithstanding a Participant's right as otherwise set forth in this Plan to receive a distribution in the form of Company Stock.

                                    ARTICLE 6
                          CODE SECTION 415 LIMITATIONS

6.1 MAXIMUM ANNUAL ADDITION: The maximum Annual Addition (as defined in paragraph (c) below) made to a Participant's various accounts maintained under the Plan for any Limitation Year beginning after December 31, 1986 will not exceed the lesser of the Dollar Limitation set forth in Section 6.1(a) or the Compensation Limitation set forth in Section 6.1(b), as follows:

      (a) Dollar Limitation: For Limitation Years beginning after December 31, 1994, the Dollar Limitation is $30,000 as annually adjusted in accordance with Code ss.415(d).

      (b) Compensation Limitation: The Compensation Limitation is an amount equal to 25% of the Participant's Code ss.415 Compensation for the Limitation Year. However, this limitation will not apply to any contribution made for medical benefits within the meaning of Code ss.401(h) or Code ss.419A(f)(2) after separation from service which is otherwise treated as an Annual Addition under Code ss.415(l)(1) or Code ss.419A(d)(2).

      (c)   Determination Of Employer Contributions: For purposes of paragraphs
            (a) and (b), the amount of Employer contributions will be determined based upon the lesser of (1) the fair market value of the Company Stock allocated to the Participant's Account from Employer contributions to the Plan (determined at the time of the contribution by the most recent valuation) plus any contributions which are not used to purchase Company Stock or pay on an Exempt Loan; and (2) the amount of the Employer's cash contribution to the Plan.

      (d) Annual Additions: The term Annual Additions means the sum of the following amounts credited to a Participant's Account for the Limitation Year: (1) Employer contributions; (2) Employee contributions; (3) Forfeitures; (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code ss.415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code ss.419A(d)(3), under a welfare fund, as defined in Code ss.419(e), maintained by the Employer. Notwithstanding the foregoing, a Participant's Annual Additions do not include his or her rollovers, loan repayments, repayments of prior Plan distributions or prior distributions of mandatory contributions, direct transfers of contributions from another plan to this Plan, deductible contributions to a simplified employee pension plan, or voluntary deductible contributions.

      (e) Special Rule For ESOPs: If no more than one-third of Employer contributions for the Plan Year which are deductible under Code ss.404(a)(9) are allocated to Highly Compensated Employees, the limitations of this Section will not apply to Forfeitures of Company Stock that was acquired with Exempt Loan or to Employer contributions which are deductible under Code ss.404(a)(9)(B) and are charged against a Participant's Account.

6.2 ADJUSTMENTS TO MAXIMUM ANNUAL ADDITION: In applying the limitation on Annual Additions set forth in Section 6.1, the following adjustments must be made:

      (a) Short Limitation Year: In a Limitation Year of less than 12 months, the Defined Contribution Dollar Limitation in Section 6.1(a) will be adjusted by multiplying it by the ratio that the number of months in the short Limitation Year bears to 12.

      (b) Multiple Defined Contribution Plans: If a Participant participates in multiple defined contribution plans sponsored by the Employer which have different Anniversary Dates, the maximum Annual Addition in this Plan for the Limitation Year will be reduced by the Annual Additions credited to the Participant in the other defined contribution plans during the Limitation Year. If a Participant participates in multiple defined contribution plans sponsored by the Employer which have the same Anniversary Date, then (1) if only one of the plans is subject to Code ss.412, Annual Additions will first be credited to the Participant's account in the plan subject to Code ss.412; and (2) if more than one of the plans is subject to Code ss.412, the maximum Annual Addition in this Plan for a given Limitation Year will be equal to the product of the maximum Annual Addition for such Limitation Year minus any other Annual Additions previously credited to the Participant's account under clause (1) above, multiplied by the ratio that the Annual Additions which would be credited to a Participant's accounts hereunder without regard to the limitations in Section 6.1 bears to the Annual Additions for all plans described in this clause (2).

6.3 MULTIPLE PLANS AND MULTIPLE EMPLOYERS: All defined benefit plans (whether terminated or not) of the Employer will be treated as one defined benefit plan, and all defined contribution plans (whether terminated or not) of the Employer will be treated as one defined contribution plan. In addition, all Affiliated Employers will be considered a single employer.

6.4 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS: If for any Limitation Year the Annual Additions allocated to a Participant's Account exceeds the maximum amount permitted under Section 6.1 above because of an allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective contributions (within the meaning of Code ss.402(g)(3)), or because of other limited facts and circumstances that the Commissioner finds justify the availability of the rules set forth in this Section, then such Participant's Account will be adjusted as follows in order to reduce the excess Annual Additions:

      (a) Return Of Employee Contributions: First, Voluntary Employee Contributions, if any, and second, the amount of elective deferrals and corresponding Employer matching contributions, if any, to the extent that they would reduce the excess amount, will be calculated. Such elective deferrals and Voluntary Employee Contributions plus attributable earnings, will be returned to the Participant. Any Employer matching contribution amount will be applied as described in (b) or (c) below, depending on whether the Participant is covered by the Plan at the end of the Limitation Year.

      (b) Excess Used To Reduce Employer Contributions If Participant Is Still Covered By The Plan: If, after the application of paragraph (a), an excess amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account plus applicable earnings thereon, if any, will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and in each succeeding Limitation Year if necessary.

      (b) Excess Used To Reduce Employer Contributions If Participant Is Not Covered By The Plan: If, after the application of paragraph (a), an excess amount still exists and the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount, plus applicable earnings thereon, if any, will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including the allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

      (d) Suspense Account: If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, such suspense account will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer Contributions or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

6.5 MULTIPLE PLAN REDUCTION: For Limitation Years beginning before January 1, 2000, if an Employee is, or has been, a Participant in one or more Employer-sponsored defined benefit plans and in one or more Employer-sponsored defined contribution plans, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed 1.0, determined in accordance with the following provisions:

      (a) Defined Benefit Fraction: The Defined Benefit Fraction is a fraction which has as its numerator the Participant's Projected Annual Benefits determined as of the close of the Limitation Year and which has as its denominator the lesser of 125% of the dollar limitation for the Limitation Year determined under Code ss.415(b) and (d), or 140% of the amount taken into account under Code ss.415(b)(1)(B) for such Limitation Year. Notwithstanding the foregoing, with respect to anyone who was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of the defined benefit fraction will not be less than 125% of the Current Accrued Benefit.

      (b) Definitions: As used in paragraph (a) above, (1) the term Projected Annual Benefits means the annual benefits payable to a Participant under all defined benefit plans (whether terminated or not) of the Employer as determined under income tax regulation ss.1.415-7(b)(3); and (2) the term Current Accrued Benefit means a Participant's accrued benefit under a defined benefit plan, determined as if the Participant had separated from service as of the close of the last Limitation Year beginning before January 1, 1987, when expressed as an annual benefit within the meaning of Code ss.415(b)(2). In determining a Participant's Current Accrued Benefit, the Administrator will disregard any changes in the terms and conditions of the Plan after May 5, 1986, and any cost of living adjustment occurring after May 5, 1986. The Current Accrued Benefit will only be used as set forth above if the defined benefit plans individually and in the aggregate satisfied the requirements of Code ss.415 for all Limitation Years beginning before January 1, 1987.

      (c) Defined Contribution Fraction: The Defined Contribution Fraction is a fraction the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether terminated or not) maintained by the Employer for the current Limitation Year and all prior Limitation Years (including the Annual Additions attributable to the Participant's non-deductible contributions to all Employer maintained defined benefit plans, whether terminated or not, and the Annual Additions attributable to all welfare benefit funds, as defined in Code ss.419(e), and individual medical accounts, as defined in Code ss.415(1)(2) maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current Limitation Year and all prior Limitation Years the Employee was employed by the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum permissible aggregate amount in any Limitation Year is the lesser of
            (1) 125% of the dollar limitation in effect in Code ss.415(c)(1)(A) for such Limitation Year determined without regard to Code ss.415(c)(6) and adjusted per regulation ss.1.415-7(d)(1) and Notice 83-10, or (2) 35% of the Participant's Code ss.415 Compensation.

      (d) Transition Rule: For defined contribution plans in effect on or before July 1, 1982, the Administrator may elect for any Limitation Year ending after December 31, 1982 that the denominator will be the product of the denominator for the Limitation Year ending in 1982 determined under the law in effect for such Limitation Year, multiplied by the Transition Fraction, which is a fraction which has as its numerator the lesser of $51,875 or 1.4 multiplied by 25% of the Participant's Code ss.415 Compensation for the Plan Year ending in 1981, and which has as its denominator the lesser of $41,500 or 25% of the Participant's Code ss.415 Compensation for the Plan Year ending in 1981. In any Top Heavy Limitation Year, $41,500 will be substituted for $51,875 in determining the Transition Fraction unless the Extra Minimum Allocation is being provided in Section
            3.5. In a Super Top Heavy Limitation Year, $41,500 will always be substituted for $51,875. A Super Top Heavy Limitation Year is any Limitation Year in which the Top Heavy Ratio exceeds 90%.

      (e) Adjustment Of Fraction: If an Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of the defined contribution fraction will be adjusted if the sum of such defined contribution fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of the excess of the sum of the defined benefit fraction and the defined contribution fraction over 1.0 multiplied by the denominator of the defined contribution fraction will be permanently subtracted from the numerator of the defined contribution fraction. The adjustment will be calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code ss.415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

      (f) Top Heavy Adjustments To Multiple Plan Fraction: In any Top Heavy Limitation Year, 100% will be substituted for 125% in paragraphs (a) and (c) unless an eligible Non-Key Employee (1) is being provided a 7.5% allocation under Section 3.5(d); or (2) is being provided a retirement benefit under a defined benefit plan equal to 3% of average monthly Code ss.415 Compensation. However, in any Super Top Heavy Limitation Year (which means the Top Heavy Ratio exceeds 90% for that Limitation Year), 100% will be substituted for 125% in any event. If the 100% limitation is exceeded for any

            Participant in any Limitation Year, then (1) the Participant's accrued benefit in the defined benefit plan will not be increased; no (2) Annual Additions may be credited to the Participant's accounts under this Plan; and (3) the Participant may not make any contributions, whether voluntary or mandatory, to this Plan or any other Employer-sponsored qualified plan.

                                                                       ARTICLE 7

                             DUTIES OF THE TRUSTEE

7.1 APPOINTMENT, RESIGNATION, REMOVAL AND SUCCESSION: This Plan will have one or more individual Trustees, a corporate Trustee, or any combination thereof, appointed as follows:

      (a) Appointment Of Trustee: Each Trustee will be appointed by the Sponsor and will serve until its successor has been named or until such Trustee's resignation, death, incapacity, or removal, in which event the Employer will name a successor Trustee. The term Trustee will include the original and any successor Trustees.

      (b) Resignation Of Trustee: A Trustee may resign any time by giving 30 days written notice in advance to the Sponsor, unless such notice is waived by the Sponsor. The Sponsor may remove a Trustee any time, with or without cause, by giving written notice of the removal to the Trustee. Unless waived in writing by the Sponsor, if any Trustee who is an Employee, a Self-Employed Individual or an Owner-Employee resigns or terminates employment with, or ownership of, the Sponsor or an Adopting Employer for any reason, such termination will constitute an immediate resignation as a Trustee of the Plan.

      (c) Successor Trustee: Each successor Trustee will succeed to the title to the Trust by filing a written acceptance of appointment with the former Trustee and the Sponsor. The former Trustee, upon receipt of such acceptance, will execute all documents and perform all acts necessary to vest the Trust Fund's title of record in any successor Trustee. No successor Trustee will be personally liable for any act or failure to act of any predecessor Trustee.

      (d) Merger Of Corporate Trustee: If any corporate Trustee, before or after qualification, changes its name, consolidates or merges with another corporation, or otherwise reorganizes, any resulting corporation which succeeds to the fiduciary business of such Trustee will become a Trustee hereunder in lieu of such corporate Trustee.

7.2 INVESTMENT ALTERNATIVES OF THE TRUSTEE: The Trustees will implement an investment program to invest primarily in Company Stock and to accomplish the Employer's other investment objectives. In addition to powers given by law, the Trustees may:

      (a) Property: Invest the Trust Fund in any form of property, including common and preferred stocks, exchange covered call options, bonds, money market instruments, mutual funds, savings accounts, certificates of deposit, Treasury bills, insurance policies and contracts, or in any other property, real or personal, foreign or domestic, having a ready market including securities issued by an institutional Trustee and/or affiliate of the institutional Trustee. The Trustee may invest on margin. An institutional Trustee may invest in its own deposits if they bear a reasonable interest rate. The Trustee may retain, manage, operate, repair, improve and mortgage or lease for any period on such terms as it deems proper any real estate or personal property held by the Trustee, including the power to demolish any building or other improvements in whole or part. The Trustee may erect buildings or other improvements, make leases that extend beyond the term of this Trust, and foreclose, extend, renew, assign, release or partially release and discharge mortgages or other liens.

      (b) Pooled Funds: The Trustee may transfer any assets of the Trust Fund to a collective trust established to permit the pooling of funds of separate pension and profit-sharing trusts provided the Internal Revenue Service has ruled such collective trust to be qualified under Code ss.401(a) and exempt under Code ss.501(a) (or the applicable corresponding provision of any other Revenue Act) or to any other common, collective, or commingled trust fund which has been or may hereafter be established and maintained by the Trustee and/or affiliates of an institutional Trustee. Such commingling of assets of the Fund with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the Trust Fund in such a group or collective trust, the terms of the instrument establishing the group or collective trust will be a part hereof as though set forth herein.

      (c) Employer Stock: The Trustee may invest the Trust Fund in the common stock, debt obligations, or any other security issued by the Employer or by an affiliate of the Employer within the limitations provided under ss.406, ss.407, and ss.408 of ERISA provided that such investment does not constitute a prohibited transaction under Code ss.4975. Any such investment will only be made upon written direction of the Employer who will be solely responsible for the propriety of such investment.

      (d) Cash Reserves: The Trustee may retain in cash as much of the Trust Fund as the Trustee may deem advisable to satisfy the liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account without liability for the highest rate of interest available. If a bank is acting as Trustee, such Trustee is specifically given authority to invest in deposits of such Trustee. The Trustee may also hold cash un-invested at any time and from time to time and in such amount or to such extent as the Trustee deems prudent, and the Trustee will not be liable for any losses which may be incurred as the result of the failure to invest same, except to the extent provided herein or in ERISA.

      (e)   Reorganizations, Recapitalizations, Consolidations, Sales And
            Mergers: The Trustee may join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, upon such terms as the Trustee deems wise.

      (f) Registration of Securities: The Trustee may cause any securities or other property to be registered in the Trustee's own name or in the name of the Trustee's nominee or nominees, and may hold any investments in bearer form, but the records of the Trustee will at all times show all such investments as part of the Trust Fund.

      (g) Proxies: The Trustee may vote proxies and if appropriate pass them on to any investment manager which may have directed the investment in the equity giving rise to the proxy.

      (h) Ownership Rights: The Trustee may exercise all ownership rights with respect to any assets held in the Trust Fund.

      (i) Other Investments: The Trustee may accept and retain for such time as the Trustee deems advisable any securities or other property received or acquired as Trustee, whether or not such securities or property would normally be purchased as investments hereunder.

      (j) Key Man Insurance: The Trustee, with the consent of the Administrator, may purchase insurance Policies on the life of any Participant whose employment is deemed to be key to the Employer's financial success. Such key man Policies will be deemed to be an investment of the Trust Fund and will be payable to the Trust Fund as the beneficiary thereof. The Trustee may exercise any and all rights granted under such Policies. Neither the Trustee, Employer, Administrator, nor any Fiduciary will be responsible for the validity of any Policy or the failure of any insurer to make payments thereunder, or for the action of any person which delays payment or renders a Policy void in whole or in part. No insurer which issues a Policy will be deemed a party to this Plan for any purpose or to be responsible for its validity; nor will it be required to look into the terms of the Plan nor to question any action of the Trustee.

            The obligations of the insurer will be determined solely by the Policy's terms and any other written agreements between it and the Trustee. The insurer will act only at the written direction of the Trustee, and will be discharged from all liability with respect to any amount paid to the Trustee. The insurer will not be obligated to see that any money paid by it to the Trustee or any other person is properly distributed or applied.

      (k) Loans To The Trust: The Trustee may borrow or raise money for purposes of the Plan in such amounts, and upon such terms and conditions, as the Trustee deems advisable; and for any sum so borrowed, the Trustee may issue a promissory note as Trustee, and secure repayment of the loan by pledging all, or any part, of the Trust Fund as collateral. No person lending money to the Trustee will be bound to see to the application of the money lent or to inquire into the validity or propriety of any borrowing.

      (l) Agreements With Banks: The Trustee may, upon such terms as the Trustee deems necessary, enter into an agreement with a bank or trust company providing for (a) the deposit of all or part of the funds and property of the Trust with such bank or trust company, (b) the appointment of such bank or trust company as the agent or custodian of the Trustees for investment purposes, with such discretion in investing and reinvesting the funds of the Trust as the Trustees deem it necessary or desirable to delegate.

      (m) Litigation: The Trustee may begin, maintain, or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee will not be obliged or required to do so unless indemnified to its satisfaction.

      (n) Claims, Debts or Damages: The Trustee may settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan.

      (o) Margin Accounts, Options And Commodities Trading: The Trustee may engage in the following activities: borrowing on margin, buying options, writing covered options, options spreads/straddles, and future/commodities trading.

      (p) Miscellaneous: The Trustee may do all such acts and exercise all such rights, although not specifically mentioned herein, as the Trustee deems necessary to carry out the purposes of the Plan. The Trustee will not be restricted to securities or other property of the character expressly authorized by applicable law for trust investments, subject to the requirement that the Trustee discharge his duties with the care, skill, prudence, and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of similar character and with similar aims by diversifying the investments to minimize the risks of large losses unless under the circumstances it is clearly prudent not to do so.

7.3 VALUATION OF THE TRUST: On each Valuation Date, the Trustee will determine the net worth of the Trust Fund. The fair market value of securities that are listed on a registered stock exchange will be the prices at which they were last traded on such exchange preceding the close of business on the Valuation Date. If the securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities will be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security will be valued at its bid price next preceding the close of business on the Valuation Date, which bid price will be obtained from a registered broker or an investment banker. To determine the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may use any reasonable method to determine the value of such assets, or may elect to employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

7.4 COMPENSATION AND EXPENSES: The Trustee, either from the Trust Fund or from the Employer, will be reimbursed for all of its expenses and will be paid reasonable compensation as agreed upon from time to time with the Employer; but no person who receives full-time pay from the Employer will receive any fees for services to the Plan as Trustee or in any other capacity. Expenses will be paid by each Adopting Employer in the ratio that each Adopting Employer's Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan.

7.5 PAYMENTS FROM THE TRUST FUND: The Trustee will pay Plan benefits and other payments as the Administrator directs, and except as provided by ERISA, the Trustee will not be responsible for the propriety of such payments. Any payment made to a Participant, or a Participant's legal representative or Beneficiary in accordance with the terms of the Plan will, to the extent of such payment, be in full satisfaction of all claims arising against the Trust, the Trustee, the Employer, and the Administrator. Any payment or distribution made from the Trust is contingent on the recipient executing a receipt and release acceptable to the Trustee, Administrator, or Employer.

7.6 PAYMENT OF TAXES: The Trustee will pay all taxes of the Trust Fund, including property, income, transfer and other taxes which may be levied or assessed upon or in respect of the Trust Fund or any money, property or securities forming a part of the Trust Fund. The Trustee may withhold from distributions to any payee such sum as the Trustee may reasonably estimate as necessary to cover federal and state taxes for which the Trustee may be liable, which are, or may be, assessed with regard to the amount distributable to such payee. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority and may require such indemnity from any payee or distributee as the Trustee deems necessary.

7.7 ACCOUNTS, RECORDS AND REPORTS: The Trustee will keep accurate records reflecting its administration of the Trust Fund and will make such records available to the Employer for review and audit. At the request of the Employer, the Trustee will, within 90 days of such request, file with the Employer an accounting of its administration of the Trust Fund during such period or periods as the Employer determines. The Employer will review the accounting and notify the Trustee within 90 days if the report is disapproved, providing the Trustee with a written description of the items in question. The Trustees will have 60 days to provide the Employer with a written explanation of the items in question. If the Employer again disapproves of the report, the Trustee will file its accounting in a court of competent jurisdiction for audit and adjudication.

7.8 EMPLOYMENT OF AGENTS AND COUNSEL: The Trustee may employ such agents, counsel, consultants, or service companies as it deems necessary and may pay their reasonable expenses and compensation. The Trustee will not be liable for any action taken or omitted by the Trustee in good faith pursuant to the advice of such agents and counsel. Any agent, counsel, consultant, service company and/or its successors will exercise no discretionary authority over investments or the disposition of Trust assets, and their services and duties will be ministerial only and will be to provide the Plan with those things required by law or by the terms of the Plan without in any way exercising any fiduciary authority or responsibility under the Plan. The duties of a third party administrator will be to safe-keep the individual records for all Participants and to prepare all required actuarial services and disclosure forms under the supervision of the Administrator and any Fiduciaries of the Plan. It is expressly stated that the third party administrator's services are only ministerial in nature and that under no circumstances will such third party administrator exercise any discretionary authority whatsoever over Participants, investments, or benefits.

7.9 DIVISION OF DUTIES AND INDEMNIFICATION: The division of duties and the indemnification of the Trustees of this Plan will be governed by the following provisions:

      (a) No Guarantee Against Loss: The Trustees will have the authority and discretion to manage and control the Fund to the extent provided in this instrument, but do not guarantee the Fund in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Fund to meet and discharge all or any liabilities of the Plan. Furthermore, the Trustees will not be liable for the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to or diminution of the Fund, or for any other loss or damage which may result from the discharge of its duties hereunder, except to the extent it is judicially determined that the Trustees have failed to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and like aims.

      (b) Representations Of The Employer: The Employer warrants that all directions issued to the Trustees by it or the Plan Administrator will be in accordance with the terms of the Plan and not contrary to the provisions of the Employee Retirement Income Security Act of 1974 and the regulations issued thereunder.

      (c) Directions By Others: The Trustees will not be answerable for any action taken pursuant to any direction, consent, certificate, or other paper or document on the belief that the same is genuine and signed by the proper person. All directions by the Employer, a Participant or the Plan Administrator will be in writing. The Plan Administrator will deliver to the Trustees certificates evidencing the individual or individuals authorized to act as the Administrator and will deliver to the Trustees specimens of their signatures.

      (d) Duties And Obligations Limited By The Plan: The duties and obligations of the Trustees will be limited to those expressly imposed upon it by this Plan or subsequently agreed upon by the parties. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustees, will rest solely with the Employer and with the Administrator.

      (e) Indemnification Of Trustees: The Trustees will be indemnified and saved harmless by the Employer against any and all liability to which the Trustees may be subjected, including all expenses reasonably incurred in its defense, for any action or failure to act resulting from compliance with the Employer's instructions, the Employer's employees or agents, the Administrator, or any other Plan Fiduciary, and for any liability arising from the actions or non-actions of any predecessor Trustees or Plan Fiduciary.

      (f) Trustees Not Responsible For Application Of Payments: The Trustees will not be responsible in any way for the application of any payments it is directed to make or for the adequacy of the Fund to meet and discharge any and all liabilities under the Plan.

      (g) Multiple Trustees: If more than one Trustee is appointed, all acts and/or transactions taken on behalf of the Trust can only be taken with the consent of a majority of the Trustees unless the Trustees have agreed by a majority of their number that a particular act and/or transaction can be taken or approved by a single Trustee.

      (h) Limitation Of Liability: No Trustee will be liable for the act of any other Trustee or Fiduciary unless the Trustee has knowledge of such act.

      (i) Trustees As Participants Or Beneficiaries: Trustees will not be prevented from receiving any benefits to which they may be entitled as Participants or Beneficiaries in the Plan, so long as the benefits are computed and paid on a basis which is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries.

      (j) No Self-Dealing: The Trustees will not (1) deal with the assets of the Trust Fund in their own interest or for their own account; (2) in their individual or in any other capacity, act in any transaction involving the Trust Fund on behalf of a party (or represent a party) whose interests are adverse to the interests of the Plan, or its Participants or Beneficiaries; or (3) receive any consideration for their own personal accounts from any party dealing with the Plan in connection with a transaction involving assets of the Trust Fund.

7.10 INVESTMENT MANAGER: The Trustee, if directed by the Sponsor, will appoint an Investment Manager to manage and control the investment of all or any portion of the Trust Fund. Each Investment Manager will be either (a) an investment advisor registered under the Investment Advisors Act of 1940;
      (b) a bank as defined in that Act; or (c) an insurance company qualified to manage, acquire or dispose of any asset of the Trust under the laws of more than one state. An Investment Manager must acknowledge in writing that it is a Fiduciary. The Sponsor will enter into an agreement with an Investment Manager specifying the duties and compensation of the Investment Manager and further specifying any other terms and conditions under which the Investment Manager will be retained. The Trustee will not be liable for any act or omission of an Investment Manager, and will not be liable for following the advice of an Investment Manager with respect to any duties delegated by the Sponsor to the Investment Manager. The Sponsor will determine the portion of the Trust Fund to be invested by an Investment Manager and will establish investment objectives and guidelines for the Investment Manager to follow.

7.11 ASSIGNMENT AND ALIENATION OF BENEFITS: Except as may otherwise be permitted under Code ss.401(a)(13)(C) effective August 5, 1997, or as otherwise be permitted under a Qualified Domestic Relations Order as provided in Section 8.11 or as otherwise be permitted under Section 7.14 if Participant loans are permitted, no right or claim to, or interest in, any part of the Trust Fund, or any payment therefrom, will be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Trustees will not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law.

7.12 EXCLUSIVE BENEFIT RULE: All contributions made by an Employer (whether or not the Employer is an Affiliated Employer with one or more other Adopting Employers) to the Trust will be used for the exclusive benefit of all Participants and their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the costs of maintaining the Plan.

7.13 PURCHASE OF INSURANCE: The purchase of insurance Policies on the life of a Participant, other than key man insurance under Section 7.2(j), is not currently permitted in this Plan.

7.14 LOANS TO PARTICIPANTS: Loans to Participants are not currently permitted in this Plan.

7.15 DIRECTED INVESTMENT ACCOUNTS: Subject to any rules or procedures that may be established by the Administrator under paragraph (f) below, the Trustee may permit Participants to direct the investment of one or more of their accounts, and subject to any such rules or procedures, investment directives will be given in accordance with the following provisions:

      (a) Accounts Which Can Be Directed: The Administrator will designate which accounts a Participant or other payee can direct, and whether the Participant or other payee can direct all or only a portion of each such account. Any such designation can be changed by the Administrator from time to time by communicating new procedures to the Participants.

      (b) Investment Funds: Any amount a Participant or other payee directs will be put into a segregated investment selected by the Participant or other payee; or among alternative investment funds established as part of the overall Trust Fund. Such alternative investment funds will be under the full control and management of the Trustees. Alternatively, if investments outside the Trustee's control are allowed, Participants and other payees may not direct that investments be made in collectibles, other than U.S. Government gold and silver coins. The Administrator or Trustee will have the authority to refuse any investment directed by the Participant or other payee if that investment would be administratively burdensome, or if for any reason the Administrator or Trustee believes such investment would or might constitute a prohibited transaction as defined in ERISA ss.406 or Code ss.4975. In the event a Participant or other payee fails to make a timely investment election, at the Administrator's discretion either no election will be deemed to have been made or the Participant or other payee will be considered to have made an election to invest 100% of his or her account in an investment option, the primary objective of which is the preservation of principal, until such time as an investment decision by the Participant or other payee becomes effective.

      (c) Investment Form: A Participant's investment direction will be made in a form acceptable to, and in accordance with procedures established by, the Administrator. Unless changed by procedures established by the Plan Administrator and communicated to Participants and other payees, (1) a Participant or other payee may change his or her investment election by filing a new investment designation form with the Administrator or the Administrator's designee; (2) any such change will be effective no later than the first day of the next investment election period; and (3) investment election periods will be established at the discretion of the Administrator but in any event will occur no less frequently than once in every 12-month period or, at the discretion of the Administrator and the Trustee, once in every 3-month or 6-month period or at such other more frequent time which is uniformly available as determined and promulgated by the Administrator and the Trustee.

      (d) Transfers Between Funds: Unless changed by procedures established by the Plan Administrator and communicated to Participants and other payees, if multiple investment fund options are made available, a Participant or other payee may elect to transfer all or part of his or her Account balance in one or more of the investment funds from one investment fund to another investment fund by filing an investment designation form with the Administrator or with the Administrator's designee within a reasonable administrative period prior to the next period for which investment options may be elected to be transferred. The funds will be transferred by the Trustee or the Administrator's designee as soon as practicable prior to, or by the start of, the new election period. If made available, telephone or other electronic or computer transfers will be permitted under uniform procedures approved adopted by the Administrator and agreed to by the Trustee.

      (e) Administrator Responsibility: Either the Administrator or the Administrator's designee will be responsible when transmitting Employer and Employee contributions or other Trust Fund assets to indicate the dollar amount which is to be credited to each investment fund on behalf of each Participant or other payee.

      (f) No Administrator Liability: Except as otherwise provided herein, neither the Trustee, nor the Administrator, nor the Employer, nor any Fiduciary of the Plan will be liable to the Participant or other payee (or to his or her Beneficiaries) for any loss resulting from action taken under this Section at the direction of the Participant or other payee.

      (g) Charges And Fees: Any charge or fee which may be imposed by the Trustee or by any broker, investment advisor, or otherwise, including legal fees, incurred in connection with a Participant's direction under this Section of any Plan account maintained on the Participant's behalf may be charged to and paid from the assets of such account.

      (h) Establishment Of Administrative Procedures: All investment designations made by Participants are to be made subject to and in accordance with such rules or procedures as the Administrator may adopt. At the discretion of the Administrator and the Trustee, such rules or procedures will permit sufficient selection among investment alternatives to satisfy the provisions of DOL Regulations 2550.404(c)-1. Such rules or procedures, when properly executed in a written document, will be deemed to be incorporated in this Plan. The rules or procedures may be modified or amended by the Administrator without the necessity of amending this Section of the Plan, but any such modifications must be communicated to Participants in the manner described in Section 8.9. Notwithstanding the foregoing, (1) a summary plan description or summary of material modifications thereto in which the rules or procedures regarding investment designations are described will be considered a separate written document sufficient to satisfy the requirements (including the execution requirement) of this paragraph; and (2) any such rules or procedures established under this paragraph must be applied in a uniform nondiscriminatory manner.

7.16 VOTING COMPANY STOCK: The Trustee will vote all Company Stock held by it at such time and in such manner as the Trustee, subject to the following:

      (a) Company Stock Pledged As Security: If any agreement entered into by the Trustee provides for voting of any Company Stock pledged as security for any obligation of the Plan, such Company Stock will be voted in accordance with such agreement. If the Administrator fails or refuses to give the Trustee timely instructions as to how to vote any Company Stock as to which the Trustee otherwise has the right to vote, the Trustee may not exercise its power to vote such Company Stock.

      (b) Registration-Type Stock: Notwithstanding paragraph (a), each Participant may direct to Trustee as to the manner in which Company Stock allocated to his Company Stock Account is to be voted provided such Company Stock is a registration-type class of security (as defined in section 12 of the Securities Exchange Act of 1934).

      (c) Non-Registration-Type Stock: With respect to Company Stock which is not a registration-type class of security, each Participant may direct the Trustee as to the manner in which Company Stock which is allocated to his Company Stock Account is to be voted on any corporate matter which involves the voting of such stock with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed in Treasury regulations.

7.17 APPLICATION OF CASH: Employer contributions made to the Plan in cash and other cash received by the Trustee will first be applied to pay Current Obligations.

7.18 RESTRICTIONS ON COMPANY STOCK TRANSACTIONS: The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder. Furthermore, the Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, the Plan may be given an option to assume, at the time a put option is exercised, the rights and obligations of the Employer under a put option binding upon the Employer. In addition, all purchases of Company Stock will be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock will be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof.

7.19 EXEMPT LOANS: All loans to the Plan which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans set forth in income tax regulation ss.54.4975-(b) and Department of Labor regulation ss.2550.408b-3, and all provisions of those regulations applicable to Company Stock purchased with the proceeds of an Exempt Loan or which is used as collateral for an Exempt Loan must be complied with. For purposes of this Section, a disqualified person is any person who is a disqualified person or party in interest under ERISA. A loan for purposes of this Section includes a direct loan of cash, a purchase-money transaction, or an assumption of the obligation of the Trust. A guarantee for purposes of this Section includes an unsecured guarantee and the use of assets of a disqualified person as collateral for a loan, even though the use of assets may not be a guarantee under applicable state law.

7.20 DIVERSIFICATION RIGHTS OF QUALIFIED PARTICIPANTS: Notwithstanding anything herein to the contrary, a Qualified Participant will be permitted to direct the Trustee as to the investment of amounts credited to his Company Stock Account, in accordance with the following provisions:

      (a) Method Of Directing Investments: The Participant's direction will be provided to the Administrator in writing, and will be effective no later than 180 days after the close of the Plan Year to which the direction applies.

      (b) Limitations: A Participant's rights under this Section will be limited to 25% of the balance in his or her Company Stock Account attributable to Company Stock acquired by the Plan after December 31, 1986, within 90 days after the last day of each Plan Year, during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in a Participant's Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of 50% of the value of such Company Stock Account balance.

      (c) Amount Subject to Diversification: The portion of a Participant's Company Stock Account attributable to Company Stock acquired by the Plan after December 31, 1986 will be determined by multiplying the number of shares of such stock held in the Participant's Account by a fraction, the numerator of which is the number of such shares acquired after December 31, 1986 and allocated to Participants' Company Stock Accounts (not to exceed the number of shares held by the Plan on the date of distribution) and the denominator of which is the total number of such shares of Company Stock held by the Plan on the date the individual becomes a Qualified Participant.

      (d) Exception For Small Accounts: Notwithstanding paragraph (b), if the fair market value of a Qualified Participant's Company Stock Account is $500 or less on the Valuation Date immediately preceding the first day the Qualified Election Period, then such Company Stock Account will not be subject to the diversification rights under paragraph (b). In determining if the fair market value exceeds $500, Company Stock held in all employee stock ownership plans and tax credit employee stock ownership plans maintained by the Employer or any Affiliated Employer will be considered as held by the Plan.

      (e) Investment Options: Subject to a written policy adopted the Administrator, the portion of a Qualified Participant's Company Stock Account that is covered by the diversification election set forth in this Section will either (1) be distributed to the Qualified Participant within 90 days after the last day of the period during which the election can be made, but any part of such distribution consisting of Company Stock will be subject to the put option requirements of the Plan, and the entire such distribution, if it is in excess of $5,000, will be subject to the consent requirements under Section 5.8; (2) be transferred no later than 90 days after the last day of the period during which the election can be made to another qualified defined contribution plan of the Employer which accepts such transfers, provided that such plan permits Employee-directed investments in at least three distinct investment options and does not invest in Company Stock to a substantial degree; or (3) be invested, at the election of the Qualified Participant, in one or more alternative investments, provided that if the Administrator elects to offer this option as part of the written policy adopted hereunder, the Plan must provide at least three distinct investment options.

7.21 SUPERSEDING TRUST OR CUSTODIAL AGREEMENT: If any assets of the Plan are invested in a separate trust or custodial account maintained by a corporate Trustee or custodian, the provisions of such separate trust or custodial agreement will supersede the provisions set forth in this
      Article 7, except (where applicable) with respect to those provisions of this Article that pertain to the purchase of insurance Policies and to the making of loans to Participants. In the absence of a specific provision in such separate trust or custodial agreement regarding the valuation of securities held by the Trust Fund, Section 7.3 will apply. Moreover, if such separate trust or custodial account should for any reason fail, be found invalid or terminate prior to the termination of this Plan and the distribution of all the assets hereof, this Article 7 will be deemed to have again become effective immediately prior to such failure, invalidity or termination.

                                    ARTICLE 8
                           DUTIES OF THE ADMINISTRATOR

8.1 APPOINTMENT, RESIGNATION, REMOVAL AND SUCCESSION: Each Administrator appointed by the Sponsor will continue until his death, resignation, or removal at any time, with or without cause, by the Sponsor, and any Administrator may resign by giving 30 days written notice to the Sponsor. If an Administrator dies, resigns, or is removed by the Sponsor, its successor will be appointed as promptly as possible, and such appointment will become effective upon its acceptance in writing by such successor. Pending the appointment and acceptance of any successor Administrator, any then acting or remaining Administrator will have full power to act.

8.2 GENERAL POWERS AND DUTIES: The powers and duties of the Administrator will include (a) appointing the Plan's attorney, accountant, actuary, or any other party needed to administer the Plan; (b) directing the Trustees with respect to payments from the Trust Fund; (c) deciding if an applicant is entitled to a benefit from the Plan, which will be paid only if the Administrator in its sole discretion decides that the applicant is entitled to it; (d) communicating with Employees regarding their participation and benefits under the Plan, including the administration of all claims procedures; (e) filing any returns and reports with the Internal Revenue Service, Department of Labor, or any other governmental agency; (f) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party under (a) above; (g) establishing a funding policy and investment objectives consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974; (h) construing and resolving any question of Plan interpretation; and (i) making any findings of fact the Administrator deems necessary to proper Plan administration.

8.3 APPOINTMENT OF ADMINISTRATIVE COMMITTEE: The Sponsor may appoint one or more members to an Administrative/Advisory Committee (to be known as the "Committee"), to which the Sponsor may delegate certain of its responsibilities as Plan Administrator. Members of the Committee need not be Participants or Beneficiaries, and officers and directors of the Sponsor will not be precluded from serving as members. A member will serve until his or her resignation, death, or disability, or until removed by the Sponsor. In the event of any vacancy arising by reason of the death, disability, removal, or resignation of a member of the Committee, the Sponsor may, but is not required to, appoint a successor to serve in his or her place. The Committee will select a chairman and a secretary from among its members. Members of the Committee will serve in such capacity without compensation. The Committee will act by majority vote.

8.4 FINALITY OF ADMINISTRATIVE DECISIONS: The Administrator's interpretation of Plan provisions, and any findings of fact, including eligibility to participate and eligibility for benefits, are final and will not be subject to "de novo" review unless shown to be arbitrary and capricious.

8.5 MULTIPLE ADMINISTRATORS: If there is more than one Administrator, the Administrators may delegate specific responsibilities among themselves, including the authority to execute documents unless the Sponsor revokes such delegation. The Sponsor and Trustee will be notified in writing of any such delegation of responsibilities, and the Trustee thereafter may rely upon any documents executed by the appropriate Administrator.

8.6 COMPENSATION AND EXPENSES: The Administrator, the Committee and any party appointed by the Administrator under Section 8.7 may receive such compensation as agreed upon by the Sponsor, provided that any person who already receives full-time pay from the Employer may not receive any fees for services to the Plan as Administrator or in any other capacity. The Sponsor will pay all "settlor" expenses (as described in DOL Advisory Opinion 2001-01-A) incurred by the Administrator, the Committee or any party appointed under Section 8.7 in the performance of their duties. The Sponsor may, but is not required to pay, all "non-settlor" expenses incurred by the Administrator, the Committee, or any party appointed under Section 8.7 in the performance of their duties. "Non-settlor" expenses incurred by the Administrator, the Committee or any party appointed under Section 8.7 that the Sponsor elects not to pay will be reimbursed from Trust Fund assets. Any expenses paid from the Trust will be charged to each Adopting Employer in the ratio that each Adopting Employer's Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator.

8.7 APPOINTMENT OF AGENTS AND COUNSEL: The Administrator (or Committee) may appoint such actuaries, accountants, custodians, counsel, agents, consultants, and other persons the Administrator (or Committee) deems necessary to the administration and operation of the Plan. The actions of any such third parties will be subject to the limitations described in
      Section 7.8 of the Plan; and no such third parties will be given any authority or discretion concerning the management and operation of the Plan that would cause them to become Fiduciaries of the Plan.

8.8 CORRECTING ADMINISTRATIVE ERRORS: The Administrator may take such steps as it considers necessary and appropriate in its discretion to remedy administrative or operational errors. Such steps may include, but will not be limited to the following: (a) taking any action required under the employee plans compliance resolution system of the Internal Revenue Service, any asset management or fiduciary conduct error correction program available through the Internal Revenue Service, United States Department of Labor or other governmental administrative agency; (b) a reallocation of Plan assets; (c) adjustments in amounts of future payments to Participants, Beneficiaries or Alternate Payees; and (d) institution and prosecution of actions to recover benefit payments made in error or on the basis of incorrect or incomplete information.

8.9 PROMULGATING NOTICES AND PROCEDURES: The Sponsor and Administrator are given the power and responsibility to promulgate certain written notices, policies and/or procedures under the terms of the Plan and disseminate same to the Participants, and the Administrator may satisfy such responsibility by the preparation of any such notice, policy and/or procedure in a written form which can be published and communicated to a Participant in one or more of the following ways: (a) by distribution in hard copy; (b) through distribution of a summary plan description or summary of material modifications thereto which sets forth the policy or procedure with respect to a right, benefit or feature offered under the Plan; (c) by e-mail, either to a Participant's personal e-mail address or his or her Employer-maintained e-mail address; and (d) by publication on a web-site accessible by the Participant, provided the Participant is notified of said web-site publication. Any notice, policy and/or procedure provided through an electronic medium will only be valid if the electronic medium which is used is reasonably designed to provide the notice, policy and/or procedure in a manner no less understandable to the Participant than a written document, and under such medium, at the time the notice, policy and/or procedure is provided, the Employee may request and receive the notice, policy and/or procedure on a written paper document at no charge.

8.10 CLAIMS PROCEDURES: The procedures set forth in this Section will be the sole and exclusive remedy for an Employee, Participant or Beneficiary ("Claimant") to make a claim for benefits under the Plan. These procedures will be administered and interpreted in a manner consistent with the requirements of ERISA ss.503 and the regulations thereunder. Any electronic notices provided by the Administrator will comply with the standards imposed under regulations issued by the Department of Labor. All claims determinations made by the Administrator (and when applicable by the Committee if one has been appointed under Section 8.3) and will be made in accordance with the provisions of this Section and the Plan, and will be applied consistently to similarly situated Claimants. For purposes of this Section 8.10, if a Committee has not been appointed under Section 8.3, any reference to Committee will be considered a reference to the Administrator.

      (a) Written Claim: A Claimant, or the Claimant's duly authorized representative, may file a claim for a benefit to which the Claimant believes that he or she is entitled under the Plan. Any such claim must be filed in writing with the Administrator.

      (b) Denial Of Claim: The Administrator, in its sole and complete discretion, will make all initial determinations as to the right of any person to benefits. If the claim is denied in whole or in part, the Administrator will send the Claimant a written or electronic notice, informing the Claimant of the denial. The notice must be written in a manner calculated to be understood by the Claimant and must contain the following information: the specific reason(s) for the denial; a specific reference to pertinent Plan provisions on which the denial is based; if additional material or information is necessary for the Claimant to perfect the claim, a description of such material or information and an explanation of why such material or information is necessary; and an explanation of the Plan's claim review (i.e., appeal) procedures, the time limits applicable to such procedures, and the Claimant's right to request arbitration if the claim denial is upheld in whole or in part on appeal. Written or electronic notice of the denial will be given within a reasonable period of time (but no later than 90 days) from the date the Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed 90 days from the end of the initial 90-day period. If an extension is necessary, prior to the expiration of the initial 90-day period, the Administrator will send the Claimant a written notice, indicating the special circumstances requiring an extension and the date by which the Administrator expects to render a decision.

      (c) Request for Appeal: If the Administrator denies a claim in whole or in part, the Claimant may elect to appeal the denial. If the Claimant does not appeal the denial pursuant to the procedures set forth herein, the denial will be final, binding and unappealable. A written request for appeal must be filed by the Claimant (or the Claimant's duly authorized representative) with the Committee within 60 days after the date on which the Claimant receives the Administrator's notice of denial. If a request for appeal is timely filed, the Claimant will be afforded a full and fair review of the claim and the denial. As part of this review, the Claimant may submit written comments, documents, records, and other information relating to the claim, and the review will take into account all such comments, documents, records, or other information submitted by the Claimant, without regard to whether such information was submitted or considered in the Administrator's initial benefit determination. The Claimant also may obtain, free of charge and upon request, records and other information relevant to the claim, without regard to whether such information was relied upon by the Administrator in making the initial benefit determination.

      (d) Review Of Appeal: The Committee will determine, in its sole and complete discretion, whether to uphold all or a portion of the initial claim denial. If, on appeal, the Committee determines that all or a portion of the initial denial should be upheld, the Committee will send the Claimant a written or electronic notice informing the Claimant of its decision to uphold all or a portion of the initial denial, written in a manner calculated to be understood by the Claimant and containing the following information: the specific reason(s) for the denial; a specific reference to pertinent Plan provisions on which the denial is based; a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents and other information relevant to the claim; and an explanation of the Claimant's right to request arbitration and the applicable time limits for doing so. Written or electronic notice will be given within a reasonable period of time (not later than 60 days) from the date the Committee receives the request for appeal, unless special circumstances require an extension of time for reviewing the claim, but in no event may the extension exceed 60 days from the end of the initial 60-day period. If an extension is necessary, prior to the expiration of the initial 60-day period, the Committee will send the Claimant a written notice, indicating the special circumstances requiring an extension and the date by which the Committee expects to render a decision.

      (e) Alternative Time For An Appeal To Be Decided: Notwithstanding paragraph (d), if the Committee holds regularly scheduled meetings on a quarterly or more frequent basis, the Committee may make its determination of the claim on appeal at its next regularly scheduled meeting if the Committee receives the written request for appeal more than 30 days prior to its next regularly scheduled meeting or at the regularly scheduled meeting immediately following the next regularly scheduled meeting if the Committee receives the written request for appeal within 30 days of the next regularly scheduled meeting. If special circumstances require an extension, the decision may be postponed to the third regularly scheduled meeting following the Committee's receipt of the written request for appeal if, prior to the expiration of the initial time period for review, the Claimant is provided with written notice, indicating the special circumstances requiring an extension and the date by which the Committee expects to render a decision. If the extension is required because the Claimant has not provided information that is necessary to decide the claim, the Committee may suspend the review period from the date on which notice of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

      (f) Right Of Arbitration: If a Claimant wishes to contest a final decision of the Committee, the Claimant may request arbitration. If the Claimant does not request arbitration pursuant to the procedures set forth herein, the decision of the Committee will be final, binding and unappealable. A written request for arbitration must be filed by the Claimant (or the Claimant's duly authorized representative) with the Committee within 15 days after the date on which the Claimant receives the written decision of the Committee. If a request for arbitration is timely filed, the Claimant and the Committee will each name an arbitrator within 20 days after the Committee receives the Claimant's written request for arbitration. The two arbitrators will jointly name a third arbitrator within 15 days after their appointment. If either party fails to select an arbitrator within the 20 day period, or if the two arbitrators fail to select a third arbitrator within 15 days after their appointment, then the presiding judge of the county court (or its equivalent) in the county in which the principal office of the Sponsor is located will appoint such other arbitrator or arbitrators. The arbitrators will render a decision within 60 days after their appointment and will conduct all proceedings pursuant to the laws of the state in which the Sponsor's principal place of business is located and the then current Rules of the American Arbitration Association governing commercial transactions, to the extent that such rules are not inconsistent with applicable state law. The cost of the arbitration procedure will be borne by the losing party or, if the decision is not clearly in favor of one party or the other, in the manner determined by the arbitrators. The arbitration proceeding provided for in this Section will be the sole and exclusive remedy of a Claimant to contest decisions of the Committee under this Plan, and the arbitrators' decision will be final and unappealable.

8.11 QUALIFIED DOMESTIC RELATIONS ORDERS: A Qualified Domestic Relations Order, or QDRO, is a signed domestic relations order issued by a State Court which creates, recognizes or assigns to an alternate payee(s) the right to receive all or part of a Participant's Plan benefit. An alternate payee is a Spouse, former Spouse, child, or other dependent of a Participant who is treated as a Beneficiary under the Plan as a result of the QDRO. The Administrator may establish QDRO procedures, but in the absence of such procedures, the Administrator will determine if a domestic relations order is a Qualified Domestic Relations Order in accordance with the following:

      (a) Administrator's Determination: Promptly upon receipt of a domestic relations order, the Administrator will notify the Participant and any alternate payee(s) named in the order of such receipt, and will include a copy of this Section. Within a reasonable time after receipt of the order, the Administrator will make a determination as to whether or not the order is a Qualified Domestic Relations Order as defined in Code ss.414(p) and will promptly notify the Participant and any alternate payee(s) in writing of the determination.

      (b) Specific Requirements Of QDRO: In order for a domestic relations order to be a QDRO, it must specifically state all of the following:
            (1) the name and last known mailing address (if any) of the Participant and each alternate payee covered by the order; (2) the dollar amount or percentage of the benefit to be paid to each alternate payee, or the manner in which the amount or percentage will be determined; (3) the number of payments or period for which the order applies; and (4) the name of the plan to which the order applies. The domestic relations order will not be deemed a QDRO if it requires the Plan to provide any type or form of benefit, or any option not already provided for in the Plan, or increased benefits, or benefits in excess of the Participant's Vested Interest, or payment of benefits to an alternate payee required to be paid to another alternate payee under another QDRO.

      (c) Disputed Orders: If there is a question as whether or not a domestic relations order is a Qualified Domestic Relations Order, there will be a delay in any payout to any payee including the Participant, until the status is resolved. In such event, the Administrator will segregate the amount that would have been payable to the alternate payee(s) if the order had been deemed a QDRO. If the order is not determined to be a QDRO, or the status is not resolved (for example, it has been sent back to the Court for clarification or modification) within 18 months beginning with the date the first payment would have to be made under the order, the Administrator will pay the segregated amounts plus interest to the person(s) who would have been entitled to the benefits had there been no order. If a determination as to the Qualified status of the order is made after the 18-month period, then the order will only be applied on a prospective basis. If the order is determined to be a QDRO, the Participant and alternate payee(s) will again be notified promptly after such determination. Once an order is deemed a QDRO, the Administrator will pay to the alternate payee(s) all the amounts due under the QDRO, including segregated amounts plus interest which may have accrued during a dispute as to the order's qualification.

      (d) Payment Prior To Termination Of Employment: A QDRO may provide for the payment of benefits to an alternative payee prior to the time a Participant has terminated employment. Further, such payment can be made even if the affected Participant has not yet reached the Earliest Retirement Age. For purposes of this paragraph, the term Earliest Retirement Age means the earlier of (1) the date on which the Participant is entitled to a distribution under this Plan, or
            (2) the later of (i) the date the Participant attains age 50, or
            (ii) the earliest date on which the Participant could receive benefits under this Plan if the Participant terminated employment with the Employer.

                                    ARTICLE 9
                        AMENDMENT, TERMINATION AND MERGER

9.1 AMENDMENT: The Sponsor, or, if there is no Sponsor, the Trustee, will have the right to amend the Plan at any time subject to the following provisions:

      (a) General Requirements: Amendments must be in writing and cannot (1) increase the responsibilities of the Trustee or Administrator without written consent; (2) deprive any Participant or Beneficiary of Plan benefits to which he or she is entitled; (3) decrease the amount of any Participant's Account balance except as permitted under Code ss.412(c)(8); (4) permit any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries except as required to pay taxes and administration expenses, or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; or (5) have the effect of eliminating or restricting the ability of a Participant or other payee to receive payment of his or her Account balance or benefit entitlement under a particular optional form of benefit provided under the Plan unless the provisions of subparagraphs (1) and (2) below are satisfied:

            (1) Lump Sum Requirement: The amendment provides a lump sum distribution form that is otherwise identical to the optional form of benefit that is restricted or eliminated. For this purpose, a lump sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the payee) except with respect to the timing of payments after commencement.

            (2) Effective Date: The amendment cannot apply to any distribution with an Annuity Starting Date which is earlier than the earlier of (A) the 90th day after a Participant has been furnished with a summary plan description or other summary that reflects the amendment and that satisfies the ERISA requirements at 29 CFR 2520.104b-3 relating to a summary of material modifications; or (B) the first day of the second Plan Year following the Plan Year in which this amended Plan is adopted

      (b) Certain Corrective Amendments: For purposes of satisfying the minimum coverage requirements of Code ss.410(b), the nondiscriminatory amount requirement of regulation ss.1.401(a)(4)-1(b)(2), or the nondiscriminatory plan amendment requirement of regulation ss.1.401(a)(4)-1(b)(4), a corrective amendment may retroactively increase allocations for Employees who benefited under the Plan during the Plan Year being corrected, or may grant allocations to Employees who did not benefit under the Plan during the Plan Year being corrected. In addition, to satisfy the nondiscriminatory current availability requirement of regulation ss.1.401(a)(4)-4(b) for benefits, rights or features, a corrective amendment may make a benefit, right or feature available to Employees to whom it was previously not available. A corrective amendment will not be taken into account prior to the date of its adoption unless it satisfies the applicable requirements of regulation ss.1.401(a)(4)-11(g)(3)(ii) through (vii), including the requirement that, in order to be effective for the preceding Plan Year, such amendment must be adopted by the 15th day of the 10th month after the close of the preceding Plan Year.

9.2 TERMINATION OF PLAN BY SPONSOR: The Sponsor at any time can terminate the Plan and Trust in whole or in part in accordance with the following provisions:

      (a) Termination Of Plan: The Sponsor can terminate the Plan and Trust by filing written notice thereof with the Administrator and Trustee and by completely discontinuing contributions to the Plan. Upon any such termination, the Trustee will continue to administer the Trust until distribution has been made to the Participants and other payees, which distribution must occur as soon as administratively feasible after the termination of the Plan, and must be made in accordance with the provisions of Article 5 of the Plan, including Section 5.6(g) where applicable. However, the Administrator may elect not to distribute the Accounts of Participants and other payees upon termination of the Plan but instead to transfer the entire Trust Fund assets and liabilities attributable to this terminated Plan to another qualified plan maintained by the Employer or its successor.

      (b) Vesting Requirement: Upon complete termination of the Plan, or upon a complete discontinuance of contributions to the Plan, any Participant who is affected by such termination all Participants who have not incurred a Termination of Employment and all Participants who have incurred a Termination of Employment but have not incurred a five (5) year Break in Service will have a 100% Vested Interest in his or her unpaid Participant Account. Upon partial termination of the Plan only those Participants who have incurred a Termination of Employment on account of the event which caused the partial termination but have not incurred a five (5) year Break in Service shall automatically have a 100% Vested Interest in his or her unpaid Participant Account to the date of partial termination.

      (c) Discontinuance Of Contributions Only: The Sponsor may elect at any time to completely discontinue contributions to the Plan but continue the Plan in operation in all other respects, in which event the Trustee will continue to administer the Trust until eventual full distribution of all benefits has been made to the Participants and other payees in accordance with Article 5 after their death, retirement, Disability or Termination of Employment. Any such discontinuance of contributions without an additional notice of termination from the Sponsor to the Administrator and Trustee will not constitute a termination of the Plan.

9.3 TERMINATION OF PARTICIPATION BY ADOPTING EMPLOYER: Any Adopting Employer may by written resolution terminate its participation in the Plan at any time by notification to the Sponsor, the Administrator, and the Trustee. Such Adopting Employer may thereupon request a transfer of Trust Fund assets attributable to its Employees from this Plan to any successor qualified retirement plan maintained by the Adopting Employer or its successor. The Administrator may, however, refuse to make such transfer if in its considered opinion such transfer would operate to the detriment of any Participant, jeopardize the continued qualification of the Plan, or if such transfer does not comply with any requirements of the Internal Revenue Service. If no such transfer is made, the provisions in the definition of Adopting Employer in Article 1 will apply with respect to the payment of benefits for Employees of such Adopting Employer.

9.4 MERGER OR CONSOLIDATION: This Plan and Trust may not be merged or consolidated with, nor may any of its assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

10.1 NO CONTRACT OF EMPLOYMENT: Except as otherwise provided by law, neither the establishment of this Plan, any modification hereto, the creation of any fund or account, nor the payment of any benefits, will be construed as giving any Participant or other person any legal or equitable rights against the Employer, any officer or Employee thereof, or the Trustee, except as herein provided. Further, under no circumstances will the terms of employment of any Participant be modified or otherwise affected by this Plan.

10.2 TITLE TO ASSETS: No Participant or Beneficiary will have any right to, or any interest in, any assets of the Trust upon separation from service with the Employer, Affiliated Employer, or Adopting Employer, except as otherwise provided by the terms of the Plan.

10.3 QUALIFIED MILITARY SERVICE: Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code ss.414(u).

10.4 FIDUCIARIES AND BONDING: The Fiduciaries of this Plan will have only those duties which are specifically given to the Fiduciaries under the terms of this Plan. In addition, every Fiduciary other than a bank, an insurance company, or a Fiduciary of an Employer which has no common-law employees, will be bonded in an amount not less than 10% of the amount of funds under such Fiduciary's supervision, but such bond will not be less than $1,000 or more than $500,000. The bond will provide protection to the Plan against any loss for acts of fraud or dishonesty by a Fiduciary acting alone or in concert with others. The cost of such bond will be an expense of either the Employer or the Trust, at the election of the Employer.

10.5 SEVERABILITY OF PROVISIONS: If any Plan provision is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Plan, and this Plan will be construed and enforced as if such provision had not been included.

10.6 GENDER AND NUMBER: Words used in the masculine gender will be construed as though they were also used in the feminine or neuter gender where applicable, and words used in the singular form will be construed as though they were also used in the plural form where applicable.

10.7 HEADINGS AND SUBHEADINGS: Headings and subheadings are inserted for convenience of reference. They constitute no part of this Plan and are not to be considered in its construction.

10.8 LEGAL ACTION: In any claim, suit or proceeding concerning the Plan and/or Trust which is brought against the Trustee or the Administrator, this Plan and Trust will be construed and enforced according to the laws of the state in which the Employer maintains its principal place of business, to the extent that is not preempted by the provisions of ERISA. Furthermore, unless otherwise prohibited by law, either the Employer or the Trust, in the sole discretion of the Employer, will reimburse the Trustee and/or the Administrator for all costs, attorneys fees and other expenses associated with any such claim, suit or proceeding.

10.9 QUALIFIED PLAN STATUS: This Plan and the related Trust Agreement are intended to be a qualified retirement plan under the provisions of Code ss.401(a) and ss.501(a).

10.10 MAILING OF NOTICES TO ADMINISTRATOR, EMPLOYER OR TRUSTEE: Notices, documents or forms required to be given to or filed with the Administrator, the Employer or the Committee will be either hand delivered or mailed by first class mail, postage prepaid, to the Committee or the Employer, at the Employer's principal place of business. Any notices, documents or forms required to be given to or filed with the Trustee will be either be hand delivered or mailed by first class mail, postage prepaid, to the Trustee at its principal place of business.

10.11 NO DUPLICATION OF BENEFITS: There will be no duplication of benefits under the Plan because of employment by more than one participating employer.

10.12 PARTICIPANT NOTICES AND WAIVERS OF NOTICES: Whenever written notice is required to be given under the terms of this Plan, such notice will be deemed to be given on the date that such written notice is either hand delivered to the recipient or deposited at a United States Postal Service Station, first class mail, postage paid. Notice may be waived by any party otherwise entitled to receive written notice concerning any matter under the terms of this Plan.

10.13 EVIDENCE FURNISHED CONCLUSIVE: Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Fiduciaries under the Plan will be fully protected in acting and relying upon any evidence described under this Section.

10.14 RELEASE OF CLAIMS: Any payment to any Participant or Beneficiary, his or her legal representative, or to any guardian or committee appointed for such Participant or Beneficiary, will, to the extent thereof, be in full satisfaction of all claims hereunder against the Administrator and the Trustee, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as determined by the Administrator or the Trustee.

10.15 MULTIPLE COPIES OF PLAN AND/OR TRUST: This Plan and the related Trust Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same Agreement or Trust Agreement, as the case may be, and will be binding on the respective successors and assigns of the Employer and all other parties.

10.16 LIMITATION OF LIABILITY AND INDEMNIFICATION: In addition to and in furtherance of any other limitations provided in the Plan, and to the extent permitted by applicable law, the Employer will indemnify and hold harmless its board of directors (collectively and individually), if any, the Administrative/Advisory Committee (collectively and individually), if any, and its officers, Employees, and agents against and with respect to any and all expenses, losses, liabilities, costs, and claims, including legal fees to defend against such liabilities and claims, arising out of their good-faith discharge of responsibilities under or incident to the Plan, excepting only expenses and liabilities resulting from willful misconduct. This indemnity will not preclude such further indemnities as may be available under insurance purchased by the Employer or as may be provided by the Employer under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this Section will be made only from assets of the Employer, and will not be made directly or indirectly from assets of the Trust Fund.

           IN WITNESS WHEREOF, this Plan and Trust have been executed by the Employer and the Trustees as of the day, month and year set forth on page 1 of this Agreement.


                                                     FREQUENCY ELECTRONICS, INC.


                                                     By


                                                     TRUSTEES


                                                     /s/ Marvin Meirs
                                                     ---------------------------
                                                     Marvin Meirs


                                                     /s/ Markus Hechler
                                                     ---------------------------
                                                     Markus Hechler


                                                     /s/ Robert Klomp
                                                     ---------------------------
                                                     Robert Klomp